UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )
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NuScale Power Corporation
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PRELIMINARY PROXY STATEMENT –
SUBJECT TO COMPLETION, DATED MARCH 26, 2025
    April 9, 2025
Fellow Stockholders:
You are cordially invited to attend the 2025 Annual Meeting of NuScale Power Corporation (“NuScale”) Stockholders on Friday, May 23, 2025, at 2:00 p.m. Pacific Time. This will be a virtual meeting, meaning that attendance at the Annual Meeting will solely be by means of remote communication via the internet at www.virtualshareholdermeeting.com/SMR2025. There will be no physical location at which stockholders may attend the meeting. We encourage you to access the Annual Meeting prior to the start time to allow ample time for online check-in. The website will be open for check-in beginning at 1:30 p.m. Pacific Time on the date of the Annual Meeting.
All NuScale stockholders of record at the close of business on March 24, 2025, will be able to vote and participate in the meeting by remote communication. Any person who was not a stockholder as of the record date may attend the Annual Meeting as an observer but will not be able to vote or ask questions. We encourage you to attend the Annual Meeting, but it is important that your shares are represented at the Annual Meeting whether or not you plan to attend. To ensure that you will be represented, we ask you to vote by telephone, mail or over the Internet as soon as possible.
You may attend the Annual Meeting and cast your vote at www.proxyvote.com. Have your 16-digit “Control Number” available and then follow the instructions. The Control Number is a 16-digit number that you can find in the Notice of Internet Availability (if you received proxy materials via electronic delivery), proxy card (if you are a stockholder of record who received proxy materials by mail) or voting instruction form (if you are a beneficial owner who received proxy materials by mail). Beneficial owners who do not have a control number should follow the instructions provided on the voting instruction card or otherwise provided by your bank, broker or other nominee. The accompanying proxy statement, form of proxy card and related materials are first being made available to stockholders on or around April 9, 2025.
Along with the other members of our Board of Directors, we look forward to you joining us virtually at this year’s meeting. On behalf of the Board of Directors and our leadership team, I would like to express our appreciation for your continued interest in NuScale’s business.
Sincerely,

Alan L. Boeckmann	John L. Hopkins
Chairman of the Board	Chief Executive Officer

PRELIMINARY PROXY STATEMENT –
SUBJECT TO COMPLETION, DATED MARCH 26, 2025
NuScale Power Corporation

1100 NE Circle Blvd., Suite 200
Corvallis, OR 97330

Notice of Annual Meeting of Stockholders
Friday, May 23, 2025
2:00 p.m. Pacific Time
www.virtualshareholdermeeting.com/SMR2025
The principal business of the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of NuScale Power Corporation (the “Company” or “we”) will be to:
1.Elect eight directors to serve until the next annual meeting or until a successor is duly elected and qualified or until his or her earlier death, resignation or removal;
2.Hold a non-binding advisory vote to approve executive compensation;
3.Hold a non-binding advisory vote to approve the frequency of future non-binding advisory votes to approve executive compensation;
4.Consider and act upon a proposal to amend the Company’s Certificate of Incorporation regarding the waiver of corporate opportunities;
5.Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025; and
6.Transact any other business as may properly come before the meeting or any adjournment or postponement thereof.
You can vote at the Annual Meeting by proxy if you were a stockholder of record at the close of business on March 24, 2025. You may revoke your proxy at any time prior to its exercise at the Annual Meeting.
We are electronically disseminating Annual Meeting materials to our stockholders, as permitted under the “Notice and Access” rules approved by the Securities and Exchange Commission. Stockholders who have not opted out of electronic Notice and Access will receive a Notice of Internet Availability of Proxy Materials containing instructions on how to access Annual Meeting materials via the Internet. The Notice also provides instructions on how to obtain paper copies if preferred.

By Order of the Board of Directors

Patrick Cannon Assistant Secretary

    NUSCALE POWER CORPORATION | 2025 PROXY STATEMENT

Corvallis, Oregon
April 9, 2025
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 23, 2025. The Notice of Annual Meeting, proxy statement and our 2024 Annual Report to Stockholders are available electronically at www.nuscalepower.com.
Additionally, you can find a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (“2024 Annual Report on Form 10-K”), which includes our financial statements for the fiscal year ended December 31, 2024, on the website of the U.S. Securities and Exchange Commission (“SEC”) at www.SEC.gov, or under “SEC Filings” in the “Investor” section of our website at www.nuscalepower.com. You may also obtain a printed copy of our 2024 Annual Report on Form 10-K free of charge by sending a written request to: Corporate Secretary, NuScale Power Corporation, 1100 NE Circle Blvd., Suite 200, Corvallis, OR 97330. Exhibits to the 2024 Annual Report on Form 10-K will be provided upon written request and payment of an appropriate processing fee. Information not contained in this proxy statement or expressly incorporated by reference is not incorporated by reference into this proxy statement and should not be considered part of this proxy statement or any other filing we make with the SEC.
Cautionary Note Regarding Forward Looking Statements
This proxy statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical or current facts, including statements regarding mandates, expectations, beliefs, goals, business plans and strategy, are forward-looking statements. In some cases, you can identify forward-looking statement by terms such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “objectives,” “permit,” “plan,” “potential,” “projected,” “seek,” “should,” “strategy,” “target,” “will,” “would” and similar expressions intended to identify forward-looking statements. These statements are made on the basis of the Company’s views and assumptions regarding future events and business performance and plans as of the time the statements are made. The Company does not undertake any obligation to update these statements unless required by applicable laws or regulations and you should not place undue reliance on forward-looking statements. Actual results may differ materially from those expressed or implied. Such differences may result from actions taken by the Company, including restructuring or strategic initiatives or other business decisions, as well as from developments beyond the Company’s control, including: deterioration in domestic and global economic conditions, including heightened inflation and the imposition of tariffs, capital market volatility, interest rate and currency rate fluctuations and economic slowdown or recession; deterioration in or pressures from competitive conditions; consumer preferences and acceptance of our products and services; health concerns and their impact on our businesses; our ability to raise capital and maintain our business as a going concern; international, regulatory, political or military developments; technological developments; labor markets and activities; adverse weather conditions or natural disasters; and legal or regulatory

    NUSCALE POWER CORPORATION | 2025 PROXY STATEMENT

changes. Such developments may further affect commercial nuclear and energy businesses generally and may, among other things, affect (or further affect, as applicable): our operations, business plans or profitability; and demand for our products and services.
Additional factors are set forth in the Company’s 2024 Annual Report on Form 10-K filed with the SEC, under the captions “Risk Factors,” “Management’s Discussion and Analysis” and “Business,” and subsequent filings with the SEC, including, among others, Quarterly Reports on Form 10-Q.

    NUSCALE POWER CORPORATION | 2025 PROXY STATEMENT

    NUSCALE POWER CORPORATION | 2025 PROXY STATEMENT

    NUSCALE POWER CORPORATION | 2025 PROXY STATEMENT

NUSCALE POWER CORPORATION PROXY STATEMENT
NuScale Power Corporation, a Delaware corporation (“NuScale”, the “Company”, “we”, “our”, or “us”), is furnishing this proxy statement, the accompanying 2024 Annual Report on Form 10-K, the Notice of Annual Meeting and the proxy card to the stockholders of NuScale in connection with our solicitation of proxies for use at our 2025 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will occur virtually through an audio webcast, accessible at www.virtualshareholdermeeting.com/SMR2025, on Friday, May 23, 2025, at 2:00 p.m. Pacific Time. On or about April 9, 2025, we will mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this proxy statement and our 2024 Annual Report on Form 10-K. The Notice provides instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of the proxy materials by mail.
Stockholders are encouraged to submit questions in advance of the Annual Meeting by visiting www.proxyvote.com before 11:59 p.m. Eastern Time on Wednesday, May 21, 2025 and entering their 16-digit “Control Number,” as well as during the Annual Meeting at www.proxyvote.com.  During the Annual Meeting, we will answer as many stockholder-submitted questions related to the business of the Annual Meeting as time permits.

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BOARD OF DIRECTORS
Director Skills Matrix
Our directors bring a balanced mix of skills, qualifications and experience and we believe their diverse backgrounds contribute to an effective and well-balanced board of directors. References throughout this proxy statement to the “Board” refer to the Board of Directors of NuScale.

DIRECTOR SKILLS MATRIX
Attributes and Experience	Alan Boeckmann	Bum-Jin Chung	Alvin Collins	Shinji Fujino	John Hopkins	Kent Kresa	Diana Walters	Kimberly Warnica	Total
Independent	√(1)	√		√		√	√	√	6/8
New Director in last year							√		1/8
Other Current or Prior Public Company Director Experience	√					√	√		3/8
Public Company CEO Experience	√				√(2)	√			3/8
Financial / Accounting Knowledge	√			√	√	√	√	√	6/8
Organization Governance / Compliance	√		√		√	√	√	√	6/8
Nuclear Experience		√			√				2/8
Legal								√	1/8
Corporate Development / Governance	√		√			√	√	√	5/8
Risk Management	√					√	√	√	4/8
Regulatory Matters & Governance	√	√				√	√	√	5/8
Strategic Planning & Focus	√		√		√	√	√	√	6/8
Cyber Risk Oversight Training	√							√	2/8
Engineering, Procurement & Construction (EPC)	√	√	√		√				4/8
Energy Industry Experience(3)	√	√	√	√	√		√	√	7/8
Diversity (nationality, gender, race or ethnicity)		√	√	√			√	√	5/8
(1) Expected to be independent as of May 5, 2025
(2) Current President and Chief Executive Officer of NuScale
(3) Domestic & international experience
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Director Biographies
Alan L. Boeckmann, 76, has served on the Board since December 3, 2020. Previously, Mr. Boeckmann served as the Executive Chairman of Fluor Corporation, one of the world’s largest publicly traded engineering, procurement, fabrication, construction and maintenance companies, from May 2019 to May 2022, non-executive Chairman of Fluor Corporation from 2011 until his retirement from that position in 2012, and Chairman and Chief Executive Officer of Fluor Corporation from February 2002 until his retirement from that position in 2011. Mr. Boeckmann joined Fluor Corporation in 1979 with previous service from 1974 to 1977 and held various positions at Fluor Corporation. Mr. Boeckmann’s experience as former Chairman and Chief Executive Officer of Fluor Corporation, along with his 36 years of experience with Fluor Corporation, give him a deep knowledge of large-scale engineering, procurement and construction (“EPC”) and the opportunities, challenges and operations that NuScale will face. Additionally, his service as a director on other public company boards, namely Sempra Energy, from May 2011 to May 2023, British Petroleum, from July 2014 to May 2019, and Archer Daniels Midland, from February 2012 to November 2019, allows him to bring a diverse knowledge of strategy, finance and operations to our Board. Mr. Boeckmann graduated from the University of Arizona, with a degree in electrical engineering.
Bum-Jin Chung, 60, has served on the Board since December 2022. Dr. Chung has been a Professor in the Nuclear Engineering Department of Kyung Hee University, Korea since March 2013. He received his Ph.D. in 1994 from Seoul National University, Korea on the topic of AP-600 containment cooling capability. He has worked for the Korean Ministry of Science and Technology (1995-2002) and studied at the University of Manchester, U.K (1999-2001). He has previously been a Professor of the Nuclear and Energy Engineering Department of Jeju National University, Korea (2002-2013) and he has led the nuclear research and development division at the National Research Foundation of Korea (2012-2013). Dr. Chung was appointed to the Energy Committee at the Korean Ministry of Commerce, Industry and Energy in September 2022 after previously being a member of the Electricity Policy Review Committee since September 2016. In addition, he was vice president of the Korean Nuclear Society (“KNS”) from 2017 to 2022 and president from 2023 to 2024. Dr. Chung has been an active member of the following Korean governmental committees: Nuclear Safety Expert Committee of the Ministry of Education, Science and Technology (“MEST”); Policy Advisory Committee of MEST; Presidential Mission Evaluation Committee of MEST; and the Electricity Demand and Supply Planning Committee of the Ministry of Knowledge and Economy. He has participated in international expert meetings organized by the International Atomic Energy Agency and the Organization for Economic Cooperation and Development. He is a civilian member of the Atomic Energy Promotion Committee chaired by the Korean Prime Minister. Dr. Chung’s technical expertise and deep knowledge of nuclear energy developments in Korea and internationally enable him to provide guidance on business strategy and power markets.
Alvin C. Collins, III, 52, has served on the Board since February 25, 2021, and has served as group president of corporate development and sustainability for Fluor Corporation since January 2021. Having joined Fluor Corporation in 1994, Mr. Collins has more than 30 years of experience in various business development, corporate planning, engineering, procurement, and construction management positions.
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Mr. Collins held various leadership positions for Fluor Corporation’s Energy & Chemicals business, including senior vice president of global operations from July 2020 to January 2021, senior vice president, energy & chemicals - Americas Region from November 2019 to June 2020, and, senior vice president of global business development from November 2019 to June 2020. He has also served as vice president of operations in Europe, Africa and the Middle East. In previous roles, Mr. Collins was based in Saudi Arabia serving as vice president of business development for the Middle East and Africa, as well as general manager of Fluor Arabia Limited. He has extensive domestic and international experience including assignments in the United States, the Netherlands, England, China and various project sites. Mr. Collins has supported Fluor Corporation projects and marketing activities across several industries including oil and gas production, refining, petrochemicals, chemicals, biofuels, polymers, life sciences, wastewater treatment, gasification and power generation / transmission / distribution. He attended the Thunderbird School of Global Management’s International Consortium program and graduated from Clemson University in 1994 with a B.S. in construction science and management. Mr. Collins was selected to serve on the Board based on his knowledge of NuScale, his strategic relationships with Fluor Corporation, and his extensive experience in global planning, and EPC management.
Shinji Fujino, 62, has served on the Board since December 2022. Mr. Fujino currently serves as a senior advisor at Unison Capital, Inc., a private equity fund. In December 2023 he co-founded Protein Immuno-Engineering Laboratories, Inc. and serves as the Chief Executive Officer. Prior to his role at Unison Capital, he was the managing executive officer and global head of equity finance group at the Japan Bank for International Cooperation (“JBIC”) from 2016 to 2021, where he oversaw investing abroad, including in energy sectors such as renewables, hydrogen fuels, power batteries, natural gas facilities etc. and JBIC’s investment in NuScale through Japan NuScale Innovation, LLC. Mr. Fujino entered the Ministry of Economy, Trade and Industry (“METI”) of the Government of Japan in 1987. He has worked on a wide range of policy areas, particularly energy policy, industrial policies, and international affairs in METI and other governmental agencies. Between 1995 and 1997, he worked in the Organization for Economic Co-operation and Development in Paris to promote modern biotechnologies. From 2008 to 2012, he worked in the International Energy Agency in Paris. As the Head of the Country Studies Division, he led energy policy reviews of its member states in developed economies and analyzed their energy mixes including fossil fuels, renewables, and nuclear. From 2012 to 2016, he worked in the Japan Oil, Gas and Metals National Corporation, a governmental agency under METI which supports Japanese industries in developing oil, gas and metal resources abroad, at which he was Director General of Business Strategy Department in oil and gas sectors, and later Executive Director, Member of the Board. Mr. Fujino is qualified to serve on the Board based on his financial expertise and understanding of the energy industry.
John L. Hopkins, 71, has been at the helm of NuScale as its Chief Executive Officer since December 2012. He has served on the Board during the same period, and additionally served as the Board’s Executive Chair from 2012 to 2021. Prior to joining NuScale, Mr. Hopkins had a notable career at Fluor Corporation, where he commenced his journey in 1989. Over the years, he ascended through various leadership positions entrenched in global operations and business development, ultimately serving as a corporate officer from 1999 until his departure in 2012. Mr. Hopkins is actively engaged in numerous
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professional and business organizations, holding influential positions such as a member of the Executive Committee, Audit Committee, and Compensation Committee of the United States Chamber of Commerce in Washington, D.C. He previously chaired both the Board and the Executive Committee. His experience also includes serving on the U.S. Department of Energy’s Nuclear Energy Advisory Committee from 2019 to 2020, alongside current roles as a member of the Nuclear Energy Institute Executive Committee and as an Energy Task Force Member at the Atlantic Council and the International Atomic Energy Agency’s Group of Vienna. As a senior energy policy advisor at I Squared Capital in New York, Mr. Hopkins has also made significant contributions as a senior executive member on the boards of Fluor Netherlands and Fluor United Kingdom, chaired Savannah River Nuclear Solutions, LLC, and held a directorship with the Business Council for International Understanding. His qualifications to serve as a director stem from his in‐depth knowledge of NuScale and its operational dynamics, strategic relationships with key stakeholders, and extensive experience in management, particularly within the nuclear sector and engineering and construction fields. Mr. Hopkins holds a B.B.A from the University of Texas at Austin and has participated in several advanced management programs.
Kent Kresa, 87, has served on the Board since August 2019. After 10 years of service, Mr. Kresa stepped down from the public company board of MannKind Corporation on October 30, 2024, where he served as chair of the Organization and Compensation Committee, a member of the Nominating and Corporate Governance Committee, and Chairman. Mr. Kresa serves as Chairman and Director of Quantum Digital Solutions Corporation and a Director of Systems & Technology Research Corporation, both private for-profit organizations. He is also a Life Trustee and Chairman Emeritus of the California Institute of Technology, Past Chief Executive Officer, President and Chairman of Northrop Grumman Corporation (he retired from this position in 2003), Past Chairman and Director of General Motors Corporation, Past Director of Fluor Corporation and Past Chairman and Director of Avery Dennison Corporation. Mr. Kresa served as Chairman of the Audit Committee while serving as a Director of General Motors Corporation and Fluor Corporation. He holds a Bachelor of Science and Master of Science in aeronautics and astronautics, and an Engineer in Aeronautics and Astronautics degree, from the Massachusetts Institute of Technology. Mr. Kresa was selected to serve on the Board based on his significant financial and accounting expertise, and based on his experience as a director on other public and private company boards.
Diana J. Walters, 61, joined the Board in December 2024. Ms. Walters brings more than 35 years of leadership experience in the natural resources sector, including energy, power and mining/metals. She has held several prominent roles, including serving as President of Liberty Metals and Mining LLC, CFO of Tatham Offshore, Inc., as well as numerous roles in the private equity, investment banking, capital markets, and advisory sectors. Ms. Walters is currently Managing Partner of Amichel, LLC, a company she founded approximately five years ago engaged in financial advisory/consulting services and equestrian activities. She currently serves on the boards of Trilogy Metals Inc., and Platinum Group Metals Limited, where she is Chair, and she also serves as a Senior Advisor at Independence Point Advisors. She received her Bachelor of Arts degree in the Plan II Honors Program and a Master of Arts degree in Energy and Mineral Resources from The University of Texas at Austin.
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Kimberly O. Warnica, 51, has served on the Board since May 2022. Ms. Warnica joined APA Corporation in January 2025 as executive vice president and chief legal officer. She served at Marathon Oil Corporation from January 2021 to December 2024 as executive vice president, general counsel and secretary, responsible for the compliance, corporate communications, government relations and legal functions. She was executive vice president, general counsel, chief compliance officer and secretary at Alta Mesa Resources, Inc. from 2018 to 2020, leading the compliance, human resources, facilities, contract administration, corporate communications and legal departments. Prior to joining Alta Mesa, Ms. Warnica served in several leadership positions at Marathon Oil and Freeport-McMoRan Oil & Gas (formerly Plains Exploration and Production Company). She started her career at a national law firm, Andrews Kurth LLP (now known as Hunton Andrews Kurth LLP). Ms. Warnica holds a Bachelor of Science degree from Texas A&M University as well as a Juris Doctor from the University of Texas School of Law. With over 25 years of experience in the energy industry, Ms. Warnica has a deep understanding of the sector and broad leadership experience in strategy, finance, risk management, regulatory matters and governance, making her well suited to serve as a member of the Board.
Our directors are elected on an annual basis for a one-year term by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote, voting together as a single class. Newly created directorships or any vacancy on the Board may be filled solely and exclusively by a majority vote of the remaining directors then in office, even if less than a quorum. Each of our directors holds office until the next annual meeting of stockholders and until his or her successor has been elected or appointed and qualified, subject to his or her earlier resignation, removal or death.
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Board and Committee Composition
The following table shows the current chairs and membership of each committee, and the independence status of each director, as determined under the applicable rules and regulations of the SEC and the listing requirements and rules of the New York Stock Exchange (“NYSE”).

Director	Independent	Audit Committee(3)	Organization & Compensation Committee	Nominating & Governances Committee	Executive Committee
Boeckmann, Alan (Board Chairman)	√(1)		☼		☼
Breuer, James*
Chung, Bum-Jin	√			√
Collins, Alvin				√
Fujino, Shinji	√	√
Hopkins, John Lawrence					√
Kresa, Kent	√	☼ (2)	√		√
Walters, Diana	√	√ (2)
Warnica, Kimberly O.	√		√	☼	√
☼ Committee Chair
(1) Expected to be independent as of May 5, 2025
(2) Audit Committee financial experts
(3) The Board has determined that each member of the Audit Committee is financially literate under the NYSE rules.
*Mr. Breuer’s current term will expire in conjunction with the Annual Meeting.
Meeting Attendance
During the fiscal year ended December 31, 2024, the Board met a total of seven times, and the various committees of the Board met a total of 13 times. Each of the current directors, other than Ms. Walters who was appointed to the Board in December 2024, attended all Board meetings and all meetings of the committees on which he or she served. The Board has adopted a policy under which each member of the Board is strongly encouraged but not required to attend each annual meeting of our stockholders.

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CORPORATE GOVERNANCE

NuScale’s corporate governance structure includes:
•independent director representation on the Audit Committee;
•independent directors meet regularly in executive sessions without the presence of NuScale’s corporate officers or non-independent directors;
•the presiding director for executive sessions is the Board chair or the committee chair of the meeting where the executive session takes place;
•at least one of NuScale’s directors qualifies as an “audit committee financial expert” as defined by the SEC; and
•other corporate governance best practices such as implementing a robust director education program.
Independence of the Board of Directors
While the NYSE’s rules generally require that independent directors must comprise a majority of a listed company’s board of directors, “controlled companies”, as defined in the NYSE’s rules, are exempt from this requirement. As of October 4, 2024, NuScale ceased to be a controlled company, and so must have a majority-independent Board by October 4, 2025. Additionally, the Board’s Audit, Committee, Nominating and Governance Committee and Organization & Compensation Committee (“Compensation Committee”) must be comprised entirely of independent directors by October 4, 2025. Currently, the majority of our Board and all of our committees are “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the NYSE.
In accordance with NYSE listing standards and our Corporate Governance Guidelines, our Board determines annually which directors are independent and, through the Nominating and Governance Committee, oversees the independence of directors throughout the year. In addition to meeting the minimum NYSE standards of independence, a director qualifies as “independent” only if the Board affirmatively determines that the director has no material relationship with the Company (either directly, or indirectly as a partner, stockholder or officer of an organization that has a relationship with the Company). A relationship is “material” if, in the judgment of the Board, the relationship would interfere with the director’s independent judgment.
Our Board has adopted director independence standards for assessing the independence of our directors. These criteria include restrictions on the nature and extent of any affiliations the directors and their immediate family members may have with us, our independent accountants, organizations with which we do business, other companies where our executive officers serve as compensation committee members and non-profit entities with which we have a relationship. Our independence standards are included in our Corporate Governance Guidelines, which are available at www.nuscaleposwer.com/-/media/nuscale/pdf/investors/governance/corporate-governance-guidelines.pdf.
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Based upon information requested from and provided by each of our directors concerning his or her background, employment and affiliations, including family relationships, the Board, as recommended by the Nominating and Governance Committee, has determined that each of the Company’s directors (other than Messrs. Boeckmann, Breuer, Collins and Hopkins) is independent of the Company and its management under NYSE listing standards and the standards set forth in our Corporate Governance Guidelines. The Board also determined that each of the members of the Audit Committee has no material relationship with the Company and is independent within the meaning of the NYSE standards and our director independence standards for such committee. Mr. Hopkins is not independent because of his employment as President and Chief Executive Officer of the Company. Messrs. Boeckmann and Collins are not independent because of their current or prior employment with Fluor; however, we expect that Mr. Boeckmann will be independent as of May 5, 2025, three years after his retirement from Fluor. Mr. Breuer, whose current term will expire in conjunction with the Annual Meeting, is not independent because of his current employment with Fluor.
Finally, the Board reviewed charitable contributions made to non-profit organizations for which Board members (or their respective spouses) serve as an employee or on the board of directors. No organization received contributions in a single year in excess of $100,000, which falls below the threshold of the Company’s independence standards.
Role of Board in Risk Oversight
The Board has extensive involvement in the oversight of risk management related to NuScale and its business and accomplishes this oversight through the regular reporting to the Board by each of its committees about their respective risk oversight activities. The Audit Committee periodically reviews NuScale’s accounting, reporting and financial practices, including the integrity of its financial statements, the surveillance of administrative and financial controls, its compliance with legal and regulatory requirements, and cybersecurity-related matters. Through its regular meetings with management, including the finance, legal, internal audit and information technology functions, the Audit Committee reviews and discusses all significant areas of NuScale’s business and summarizes for the Board key areas of financial risk and the appropriate mitigating factors. In addition, the Nomination and Governance Committee also has a role in reducing risk through the evaluation and choice of Board members who hold management accountable, oversees the firm’s integrity, charters and governance policies which guide the organization’s checks and balances, and approves delegations of authority. The Compensation Committee also has a role in risk management and mitigation by ensuring that the Company’s compensation philosophy and programs do not induce excessive risk-taking by management and instead reward good stewardship of stockholder investments.
Cybersecurity Risks
Cybersecurity and other IT risks are important areas of focus for the Board, which views managing these risks as essential. As part of its oversight function, the Board devotes significant attention to these matters.
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Our Board receives periodic reports from management which may address a broad range of cybersecurity and IT topics, including trends, regulatory developments, data security policies and practices, cybersecurity incidents, current and projected threat assessments and ongoing efforts to prevent, detect and respond to critical threats. Ms. Warnica has completed the National Association of Corporate Directors (NACD) sponsored Cyber-Risk Oversight Program and earned the Computer Emergency Response Team (CERT) Certificate in Cyber-Risk Oversight from Carnegie Mellon University’s Software Engineering Institute.
Our Audit Committee, which is responsible for oversight of cybersecurity risks, periodically reviews and discusses with the Board and management, including the Vice President, Information Technology, risk issues associated with cybersecurity and policies and controls intended to mitigate those risks.
Our Vice President, Information Technology meets with our Audit Committee at least annually to discuss cybersecurity risk and related issues. These meetings may encompass a broad range of topics, including:
•cybersecurity initiatives and strategies;
•cybersecurity events;
•emerging threats;
•regulatory requirements; and
•industry standards.
To help manage our cybersecurity risk, all employees participate in a number of information security training programs, our cyber policies and programs are externally certified, and we hold cybersecurity risk insurance.
Board Committees
The standing committees of the Board include an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and an Executive Committee. The Board may from time to time establish other committees.
Our President and Chief Executive Officer and other executive officers regularly report to the non-executive directors and the Audit, Compensation, Nominating and Governance and Executive Committees to ensure effective and efficient oversight of our activities and to assist in proper risk management and the ongoing evaluation of management controls.
Audit Committee
Our Audit Committee is composed of Messrs. Kresa (chair) and Fujino and Ms. Walters. Each member of the Audit Committee is financially literate and qualifies as an independent director under the NYSE corporate governance standards and the independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934 (the “Exchange Act”). Mr. Kresa and Ms. Walters qualify as “audit committee financial experts” as defined in Item 407(d)(5) of Regulation S-K and possess financial sophistication, as defined under the rules of the NYSE.
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The purpose of the Audit Committee is to assist the Board in overseeing and monitoring (1) the quality and integrity of the financial statements, (2) compliance with legal and regulatory requirements, (3) our independent registered public accounting firm’s qualifications, independence, and performance, and (4) the performance of our internal audit function. Among its other duties, the Audit Committee is charged with preparing the audit committee report required by the SEC to be included in NuScale’s proxy statement, reviewing the adequacy and effectiveness of the Company’s internal controls, including computerized information system controls and cybersecurity. The Audit Committee also receives periodic reports on transactions with “related persons” under NuScale’s related person transaction policy and, if a new party or transaction is subject to the policy, determines whether or not to approve the transaction. There were six meetings of the Audit Committee in 2024.
The Audit Committee has a written charter that is available on our website, www.nuscalepower.com. Information contained on or accessible through our website is not a part of this proxy statement.
Organization & Compensation Committee
Our Compensation Committee is composed of Messrs. Boeckmann (chair) and Kresa and Ms. Warnica. The purpose of the Compensation Committee is to assist the Board in discharging its responsibilities relating to the review and determination of executive compensation, including (1) setting our compensation program and the compensation of our executive officers and directors and (2) monitoring our incentive and equity-based compensation plans. Among its other responsibilities, the Compensation Committee provides the compensation committee report required by SEC rules, oversees the Company's strategic employment and workplace policies, practices and outcomes, including those relating to equal employment opportunity, nondiscrimination, diversity in the workplace and environmental, health and safety policies. As discussed in the Director Compensation and Executive Compensation sections below, the Compensation Committee has retained FW Cook, an independent compensation consultant, as its advisor (“Compensation Consultant”). There were four meetings of the Compensation Committee in 2024.
Our Compensation Committee has a written charter that is available on our website, www.nuscalepower.com. Information contained on or accessible through our website is not a part of this proxy statement.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee is composed of Ms. Warnica (chair) and Messrs. Collins and Chung. The purpose of the Nominating and Corporate Governance Committee is to assist the Board in discharging its responsibilities relating to the Company’s director nominations process and procedures, developing and maintaining the Company’s corporate governance policies and any related matters required by the federal securities laws. Among its other responsibilities, the Nominating and Corporate Governance Committee (1) identifies individuals qualified to become new members of the Board, consistent with criteria approved by the Board, (2) reviews the qualifications of incumbent directors to determine whether to recommend them for reelection and selecting, or recommends that the Board
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select, the director nominees for the next annual meeting of stockholders, (3) identifies potential members qualified to fill vacancies on any Board committee and recommends that the Board appoint the identified member or members to the applicable committee, (4) reviewing and recommending to the Board corporate governance principles applicable to NuScale, (5) oversees the evaluation of the Board and management and (6) handles such other matters that are specifically delegated to the committee by the Board from time to time, such as the delegations of authority to management. There were two meetings of the Nominating and Corporate Governance Committee in 2024.
Our Nominating and Corporate Governance Committee has a written charter that is available on our website, www.nuscalepower.com. Information contained on or accessible through our website is not a part of this proxy statement.
Pursuant to that charter, the Nominating and Corporate Governance Committee has developed and the Board has approved criteria to be considered in selecting nominees for Director. Candidates are selected for, among other things, their public company experience, their commercial acumen, and their satisfaction of criteria included in the rules of the NYSE and SEC regulations. For future elections to the Board, while satisfying the foregoing director criteria serves as gating criteria for new candidates, the Nominating and Corporate Governance Committee has expressed a desire to consider important factors in making future nominations to the NuScale Board, including different perspectives and backgrounds. The Nominating and Corporate Governance Committee has not paid a consultant to assist it in identifying Board candidates. No stockholders have recommended candidates for appointment to the Company’s Board aside from Mr. Fujino, who was recommended for appointment by NuScale’s Japanese stockholders, Dr. Chung, who was recommended for appointment by NuScale’s Korean stockholders and Messrs. Boeckmann, Breuer and Collins, who were recommended for appointment by Fluor. We expect that Mr. Boeckmann will be independent as of May 5, 2025.
The Board understands the significant time commitment involved with serving on the Board and its committees. Under our Corporate Governance Guidelines, the Company’s Directors should limit their service as directors on public company boards and investment company boards to no more than four (including the Company's Board). Directors who are serving as executive officers of public companies may not serve on the boards of more than one other public company in addition to the Company’s Board. Directors must advise the Chair of the Governance Committee in advance of accepting an invitation to serve on another board. Based upon their current board commitments, all director nominees are currently in compliance with our Corporate Governance Guidelines regarding Director commitments. In determining to recommend each of the nominees for election at the Annual Meeting, the Governance Committee and the Board evaluated and concluded that each of the nominees has demonstrated that they have committed and will continue to be able to commit the appropriate time to fulfill their duties and effectively serve on our Board and its committees.
Executive Committee
The Board has established an Executive Committee, comprised of the Board Chairman, NuScale’s President and Chief Executive Officer, and the Chairs of the other three standing committees: Audit,
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Compensation and Nominating and Corporate Governance. Mr. Boeckmann, as Board Chairman and Chair of a standing committee, Mr. Hopkins, as NuScale’s President and Chief Executive Officer, Mr. Kresa and Ms. Warnica, as Chairs of the remaining standing committees, are the current members of the Executive Committee. There was one meeting of the Executive Committee in 2024. Should a meeting of the Executive Committee be called when the Board is not in session, the Executive Committee has all of the power and authority of the Board, subject to applicable laws, rules, regulations and listing standards of the NYSE.
Board and Committee Evaluations
In order to monitor and improve their effectiveness, and to solicit and act upon feedback received, the Board and its committees engage in an annual formal self-evaluation process. As part of the self-evaluation process, directors consider various topics related to Board composition, structure, effectiveness and responsibilities. While the Board and each of its committees conduct the self-evaluations annually, the Board considers its performance and that of its committees throughout the year and shares feedback with management.
Compensation Committee Interlocks and Insider Participation
No member of the Compensation Committee was at any time during fiscal year 2024, or at any other time, one of our officers or employees. None of our executive officers has served as a director or member of a compensation committee (or other committee serving an equivalent function) of any entity whose executive officers served as a director on our Board or member of our Compensation Committee.
Code of Business Conduct
We have a code of business conduct that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. A copy of the code of conduct is available on our website at www.nuscalepower.com. The code of business conduct is a “code of ethics,” as defined in Item 406(b) of Regulation S-K. Our Internet website address is provided as an inactive textual reference only. We will make any legally required disclosures regarding amendments to, or waivers of, provisions of its code of ethics on our website. Information contained on or accessible through our website is not a part of this proxy statement.
Employee, Officer and Director Hedging
Our insider trading policy and procedure, which applies to all employees, officers and directors, prohibits transactions that hedge or offset decreases in the value of NuScale securities. Our insider trading policy and insider trading procedure govern the purchase and sale of NuScale securities by directors, officers and employees and are designed to promote compliance with insider trading laws, rules and regulations and NYSE listing standards. These documents also state that it is NuScale’s policy to comply with insider trading laws with respect to trading in its own securities.

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Communications with the Board of Directors
Individuals who have questions or concerns should write to the attention of the Board of Directors, or a specific Board member, by writing directly to the Board c/o Investor Relations Department, NuScale Power Corporation, 1100 NE Circle Blvd., Suite 200, Corvallis, Oregon 97330, or by email to the Investor Relations Department at ir@nuscalepower.com. The Investor Relations Department will review the communication and direct it to the appropriate individuals if the matter is better addressed by management and provide a copy of the communication to the Chairman, if independent, or otherwise to the Lead Independent Director and, if appropriate, to the named Board member. Complaints must be directed to the attention of the Audit Committee by writing directly to NuScale’s Audit Committee c/o Investor Relations at the above address or by email at audit@nuscalepower.com; the communication will be forwarded to the Audit Committee Chairman. The Board will give appropriate attention to written communications on issues that are submitted by stockholders and other interested parties and will respond if and as appropriate.
Certain Relationships and Related Person Transactions
Fluor Enterprises, Inc.
Fluor Enterprises, Inc. is a related person of the Company, as defined by the securities regulations (a “Related Person”), by virtue of beneficially owning more than five percent of the issued and outstanding shares of the Company’s Class A common stock. From January 1 through December 31, 2024, NuScale Power, LLC, the Company’s operating subsidiary (“NuScale LLC”), has made payments totaling $2,436,639 to Fluor Enterprises, Inc. for various EPC and other services in support of NuScale LLC’s business activities, pursuant to an Amended and Restated Master Services Agreement, dated September 2, 2020. Since January 1, 2024, Fluor Enterprises, Inc. has made payments totaling $2,642,412 to NuScale LLC for engineering, design and other services pursuant to a Master Services Agreement, dated January 25, 2021, and Fluor Transworld Services, Inc., a subsidiary of Fluor Enterprises, Inc., has made payments totaling $570,045.17 to NuScale LLC for engineering, design and other services pursuant to a Master Services Agreement, dated January 25, 2021.
Tax Receivable Agreement
NuScale LLC and each of its direct or indirect (through subsidiaries that are classified as partnerships or disregarded entities for United States federal income tax purposes) subsidiaries that are classified as a partnership for United States federal income tax purposes have made an election under Section 754 of the Internal Revenue Code of 1986, as amended (the “Code”), for the 2024 taxable year, and such election will remain in effect for any future taxable year in which an exchange of NuScale LLC Class B Units for shares of the Company’s Class A common stock (“Class A common stock”) under the Sixth Amended and Restated Limited Liability Company Agreement of NuScale LLC (the “A&R NuScale LLC Agreement”) occurs. For a description of the A&R NuScale LLC Agreement, see the discussion under the heading “A&R NuScale LLC Agreement” in Exhibit 4.1, “Description of Registrant’s Securities,” to the Company’s 2024 Annual Report on Form 10-K. Such elections are expected to result in increases to the tax basis of the assets of NuScale LLC at the time of any future exchange of NuScale LLC Class B Units
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for shares of Class A common stock under the A&R NuScale LLC Agreement. Such increases in the tax basis of the tangible and intangible assets of NuScale LLC, as well as other tax benefits, may reduce the amount of tax that the Company would otherwise be required to pay in the future. Such increases in tax basis and other tax benefits may also decrease gains (or increase losses) on future dispositions of certain capital assets to the extent tax basis is allocated to those capital assets. The Internal Revenue Service may challenge all or part of the tax basis increase, other tax benefits, and associated increased deductions, and any such challenge may be sustained by a court.
In connection with the closing in 2022 of the merger transaction by which NuScale LLC became a subsidiary of the Company (the “Closing”), the Company entered into the Tax Receivable Agreement with NuScale LLC, each of the TRA Holders (as defined in the Tax Receivable Agreement) party thereto, and Fluor, in its capacity as TRA Representative (as defined in the Tax Receivable Agreement). Pursuant to the Tax Receivable Agreement, the Company must pay 85% of the net cash tax savings from certain tax benefits, if any, that it realizes (or in certain cases is deemed to realize) as a result of any increases in tax basis and other tax benefits resulting from any exchange by the TRA Holders of NuScale LLC Class B Units for shares of Class A common stock or cash in the future. The Company’s obligations under the Tax Receivable Agreement accelerate upon a change in control and certain other termination events, as defined therein.
The Company will benefit from the remaining 15% of cash tax savings, if any, that the Company realizes as a result of such tax benefits. For purposes of the Tax Receivable Agreement, the cash tax savings will be computed by comparing the Company’s actual income tax liability to the amount of such taxes that the Company would have been required to pay had there been no increase to the tax basis of its assets as a result of the Closing or the exchanges and had the Company not entered into the Tax Receivable Agreement (calculated by making certain assumptions).
The term of the Tax Receivable Agreement will continue until all such tax benefits have been utilized or expired, unless the Company exercises its right to terminate the Tax Receivable Agreement for an amount based on the present value of the agreed payments remaining to be made under the agreement (as described in more detail below), there is a change of control (as described in more detail below) or the Company breaches any of its material obligations under the Tax Receivable Agreement, in which case all obligations will generally be accelerated and due as if the Company had exercised its right to terminate the Tax Receivable Agreement. Estimating the amount of payments that may be made under the Tax Receivable Agreement is by its nature imprecise, as the calculation depends on a variety of factors. The actual increase in tax basis of the assets of NuScale LLC, as well as the amount and timing of any payments under the Tax Receivable Agreement, will vary depending upon several factors, including:
1.the timing of exchanges of NuScale LLC Class B Units for shares of Class A common stock under the A&R NuScale LLC Agreement — for instance, the increase in any tax deductions will vary depending on the fair value, which may fluctuate over time, of the relevant NuScale LLC Class B Units at the time of each exchange;
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2.the price of Class A common stock at the time of the exchange — the increase in any tax deductions, as well as the tax basis increase in other assets or other tax benefits, is proportional to the price of Class A common stock at the time of the exchange;
3.the extent to which such exchanges are taxable — if an exchange is not taxable for any reason, an increase in the tax basis of the assets of NuScale LLC (and thus increased deductions) may not be available as a result of such exchange; and
4.the amount and timing of our income — we will be required to pay 85% of the cash tax savings, if any, as and when realized.
If the Company does not have taxable income (determined without regard to the tax basis and other tax benefits that are subject to the Tax Receivable Agreement), the Company will generally not be required (absent a change of control or other circumstances requiring an early termination payment) to make payments under the Tax Receivable Agreement for that taxable year because no cash tax savings will have been actually realized. However, any cash tax savings that do not result in realized benefits in a given tax year may generate tax attributes that may be utilized to generate benefits in future tax years. The utilization of such tax attributes will result in payments under the Tax Receivable Agreement.
We expect that future payments under the Tax Receivable Agreement in respect of subsequent exchanges of NuScale LLC Class B Units for shares of Class A common stock under the A&R NuScale LLC Agreement could be substantial. It is possible that future transactions or events could increase or decrease the actual cash tax savings realized and the corresponding payments under the Tax Receivable Agreement. There may be a material negative effect on the Company’s liquidity if, as a result of timing discrepancies or otherwise, the payments under the Tax Receivable Agreement exceed the actual cash tax savings we realize in respect of the tax attributes subject to the Tax Receivable Agreement and/or distributions to the Company by NuScale LLC are not sufficient to permit the Company to make payments under the Tax Receivable Agreement after the Company has paid its taxes. The payments under the Tax Receivable Agreement are not conditioned upon the TRA Holders’ continued ownership of securities of the Company or NuScale LLC. As of December 31, 2024, there have been 24,142,048 Class B units exchanged (together with the cancellation for no consideration of an equal number of shares of Class B common stock) for shares of Class A common stock. Associated with these exchanged units we have calculated an implied Tax Receivable Agreement obligation of $63,360,000 as of December 31, 2024. However, given the Company's current tax situation, we conclude the liability is not probable, and thus no liability related to projected obligations under the Tax Receivable Agreement has been recorded.
In addition, the Tax Receivable Agreement provides that upon a change of control, the Company’s obligations under the Tax Receivable Agreement will accelerate as if the Company had exercised its early termination right based on certain assumptions (as described below), including that the Company would have sufficient taxable income to fully utilize the deductions arising from the increased tax deductions and tax basis and other benefits related to the Tax Receivable Agreement.
Furthermore, the Company may elect to terminate the Tax Receivable Agreement early by making an immediate payment equal to the present value of the anticipated future cash tax savings. In determining
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such anticipated future cash tax savings, the Tax Receivable Agreement includes several assumptions, including (1) that any NuScale LLC Class B Units that have not been exchanged are deemed exchanged for the market value of Class A common stock and the amount of cash that would have been transferred if the exchange had occurred at the time of termination, (2) the Company will have sufficient taxable income in each future taxable year to fully utilize all relevant tax attributes subject to the Tax Receivable Agreement, (3) the tax rates for future years will be those specified in the law as in effect at the time of termination, and (4) certain non-amortizable, non-deductible assets are deemed disposed of within specified time periods. In addition, the present value of such anticipated future cash tax savings are discounted at a rate equal to the lesser of (i) 6.5% and (ii) LIBOR plus 400 basis points.
As a result of either an early termination or a change of control, the Company could be required to make payments under the Tax Receivable Agreement that exceed our actual cash tax savings. Consequently, our obligations under the Tax Receivable Agreement could have a substantial negative impact on our liquidity and could have the effect of delaying, deferring or preventing certain mergers, asset sales, other forms of business combinations or other changes of control. There can be no assurance that we will be able to finance our obligations under the Tax Receivable Agreement.
Finally, because the Company is a holding company with no operations of its own, its ability to make payments under the Tax Receivable Agreement depends on the ability of NuScale LLC to make distributions to it. To the extent that the Company is unable to make payments under the Tax Receivable Agreement for any reason, such payments will be deferred and will accrue interest until paid, which could negatively impact the Company’s results of operations and could also affect its liquidity in periods in which such payments are made.
Indemnification Agreements with Officers and Directors and Directors’ and Officers’ Liability Insurance
The Company has entered into indemnification agreements with each of its executive officers and directors. The indemnification agreements and our certificate of incorporation and Bylaws require that the Company indemnify its directors to the fullest extent not prohibited by Delaware law. Subject to certain limitations, the Company’s Bylaws also require us to advance expenses incurred by our directors and officers. The Company also maintains a general liability insurance policy, which covers certain liabilities of its directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.
Registration Rights Agreement
Simultaneously with the Closing, the Company and certain securityholders of the Company and NuScale LLC, including Fluor Enterprises, Inc. and Samsung C&T Corporation (the “RRA Related Persons”), entered into a Registration Rights Agreement covering approximately 193.3 million shares of Class A common stock (the “Registration Rights Agreement”), pursuant to which the securityholders have demand, shelf and piggyback registration rights. We registered all of the registrable securities on a registration statement on Form S-1, effective June 30, 2022, as amended by Post-Effective Amendment No. 1 to Form S-1, effective March 23, 2023, and Post-Effective Amendment No. 2 to Form S-1 on Form
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S-3, effective June 2, 2023. Underwriting discounts and selling commissions for sales pursuant to the registration statement will be borne by the securityholders. The Registration Rights Agreement contains customary cross-indemnification provisions under which the Company must indemnify holders of registrable securities for material misstatements or omissions in the registration statement attributable to the Company, and holders of registrable securities must indemnify the Company for material misstatements or omissions attributable to them. The securities will cease to be registrable securities when the securities shall have been disposed of in accordance with the registration statement; when the securities shall have been otherwise transferred and are no longer subject to resale restrictions; when the securities cease to be outstanding; or following the third anniversary of the Closing, when the securities may be sold without registration pursuant to Rule 144 under the Securities Act without the requirement to comply with any limitations. Depending on the Company’s share price and the number of registered shares sold by an RRA Related Person, each RRA Related Person could receive more than $120,000 from such sales, but it is not possible to estimate such amounts.
Policies and Procedures for Related Person Transactions
NuScale has adopted a written related person transaction policy that sets forth the policies and procedures for the review and approval or ratification of related person transactions.
A “Related Person Transaction” is defined (consistent with SEC and NYSE listing standards) as a transaction, arrangement or relationship in which NuScale or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. Transactions involving compensation for services provided to NuScale or any of its subsidiaries as an employee or director will be pre-approved under this policy if such arrangements meet certain requirements specified in the policy. A “related person” means:
•any person who is, or at any time during the applicable period was, one of NuScale’s executive officers or one of NuScale’s directors or a nominee for director;
•any person who is the beneficial owner of more than five percent of any class or series of its voting stock; and
•any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer or a beneficial owner of more than five percent of its voting stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than five percent of its voting stock.
NuScale has policies and procedures designed to minimize potential conflicts of interest arising from any dealings it may have with its affiliates and to provide appropriate procedures for the disclosure of any real
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or potential conflicts of interest that may exist from time to time. Specifically, pursuant to its charter, the Audit Committee has the responsibility to review related person transactions.
Under the related person transaction policy, the related person in question (or if the related person is an immediate family member of a director or executive officer, the director or executive officer) will be required to present information regarding the proposed related person transaction to NuScale’s Chief Compliance Officer. The Chief Compliance Officer, in consultation with the General Counsel, will evaluate the information and if the Chief Compliance Officer determines that the proposed transaction would constitute a related person transaction, the Chief Compliance Officer will report the Related Person Transaction and provide a summary of all material facts to the Audit Committee for review. To identify related person transactions in advance, NuScale expects to rely on information supplied by its executive officers, directors and certain significant stockholders. In considering related person transactions, the Audit Committee is expected to consider the relevant available facts and circumstances, which may include:
•the related person’s interest in the transaction;
•the approximate dollar value of the amount involved in the transaction, particularly as it relates to the related person;
•whether the transaction was initiated by NuScale or the related person;
•whether the transaction was undertaken in the ordinary course of business of NuScale;
•whether the transaction with the related person is proposed to be, or was, entered into on terms no less favorable to NuScale than terms that could have been reached with an unrelated third party;
•the purpose of, and the potential benefits to NuScale of, the transaction; and
•any other information regarding the transaction or the related person that would be material to investors in light of the circumstances of the particular transaction.
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COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis describes the principles, objectives and features of our compensation program for our named executive officers (“NEOs”), including the decisions made under this program for 2024. For 2024, our NEOs were:

Name Executive Officers	Position
John Hopkins	President and Chief Executive Officer
R. Ramsey Hamady	Chief Financial Officer
Clayton Scott	Chief Commercial Officer
Jose Reyes, Jr.	Chief Technology Officer
Carl M. Fisher	Chief Operating Officer
“Say on Pay” and “Say on Frequency”
2025 is the first year that NuScale is required to address the “Say on Pay” and “Say on Frequency” requirements in our filings because effective January 1, 2025, NuScale became a Large Accelerated Filer and no longer qualified for certain exemptions as an Emerging Growth Company. Those proposals are addressed on pages 44-45 in this proxy statement.
Overview Of 2024 Business Context And Performance
In 2024, we continued our focus on customer acquisition, operational excellence, safety and financial discipline, allowing the Company to remain healthy and positioned for sustainable stakeholder value creation.
We continue to progress towards our goal of acquiring a new Class 1 commercial customer, and while we did not achieve this goal in 2024, we believe that we will in 2025. Our operational cash flows remain strong, and we believe our cash balance at the end of 2024 positions us to be able to implement the actions needed as we continue our commercialization efforts within the Company. In the nuclear industry, safety is always paramount, and our safety record continues to be outstanding. We also implemented new safety programs as part of our continuous improvement efforts.
We believe that our success is driven by our employees, and that our employees will only be successful if they have leaders who provide strategic vision and direction. To attract talented leaders, we offer a balanced compensation package that includes competitive base pay and incentive compensation that rewards both short and long-term value creation.
Summary of Compensation Philosophy and Policies
Establishing Executive Compensation
The Compensation Committee has responsibility for establishing and implementing the Company’s executive compensation philosophy. The Compensation Committee, with the advice of its Compensation Consultant, reviews and determines all components of NEOs’ compensation (other than with respect to
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the compensation of our President and Chief Executive Officer, which the Compensation Committee reviews and recommends for approval by our Board (except our President and Chief Executive Officer), including making individual compensation decisions and reviewing and revising the Company’s compensation program and practices.
Our compensation policies and philosophies are designed to:
•attract, retain and motivate senior management leaders who are capable of advancing NuScale’s mission and strategy and, ultimately, creating and maintaining its long-term equity value. Such leaders must engage in a collaborative approach and possess the ability to execute its business strategy in an industry characterized by competitiveness and growth;
•reward senior management in a manner aligned with NuScale’s financial and other performance measures;
•align senior management’s interests with equity owners’ long-term interests through equity participation and ownership; and
•not incentivize imprudent risk-taking.
Decisions with respect to the actual compensation of NuScale’s executive officers, including its NEOs (other than our President and Chief Executive Officer), are made by the Compensation Committee.
Our Approach
Align the interests of NEOs with those of the stockholders.
The Compensation Committee believes it is appropriate to tie a significant portion of executive compensation to the value of the Company’s stock performance to closely align the interests of NEOs with those of our stockholders. The Compensation Committee also believes that NEOs should have a meaningful ownership interest in the Company and, as such, maintains and regularly reviews NEO stock ownership guidelines.
Have a significant portion of pay that is performance-based.
NuScale expects superior performance from our executives. Our executive compensation programs are designed to reward executives when performance results for the Company and the executive meet or exceed stated objectives. The Compensation Committee strongly believes that compensation paid to executives should be closely aligned with the performance of the Company relative to these objectives.
Provide competitive compensation.
The Company’s executive compensation programs are designed to attract, retain and motivate highly qualified executives critical to achieving NuScale’s strategic objectives and building stockholder value.
The Compensation Committee reviews the Company’s compensation philosophy and objectives each year to determine if revisions are necessary considering market conditions, the Company’s strategic goals or other relevant factors. In each of the last five years, the Compensation Committee determined that no
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revisions to the executive compensation philosophy and objectives were necessary, although the Compensation Committee has adjusted the specific elements of compensation used to implement its philosophy as the business and operating environment have evolved.
In addition, the Compensation Committee reviewed the incentive compensation we provide to our executives, including our NEOs, and evaluated the mix of plans and performance criteria, the Compensation Committee’s ability to exercise discretion over certain components of compensation and our risk management practices in general. Based on this review, the Compensation Committee believes that our compensation program is designed to appropriately align compensation with our business strategy and not to encourage behavior that could create material adverse risks to our business.
Role Of Independent Compensation Consultant
The Compensation Committee has the authority under its charter to engage the services of outside legal counsel, compensation consultants and other advisors. In 2024, the Compensation Committee again engaged FW Cook to serve as its independent compensation consultant to advise the Compensation Committee on all matters related to executive and director compensation. The Compensation Consultant conducts an annual review of the total compensation program for the Chairman and President and Chief Executive Officer and the other NEOs.
In 2024, as part of the Compensation Committee’s oversight of certain aspects of risk, the Compensation Consultant also conducted a broad-based review of the Company’s compensation program and discussed its findings with the Compensation Committee, indicating that it believes the Company’s compensation programs do not encourage behaviors that would create material risk for the Company. Additionally, the Compensation Consultant provided written and verbal advice at Compensation Committee meetings, attended executive sessions of the Compensation Committee to respond to questions, and had individual calls and meetings with the chair of the Compensation Committee to provide advice and perspective on executive compensation issues. The Compensation Consultant was engaged by, and reports directly to, the Compensation Committee and does not perform any other services for the Company. The Compensation Committee has determined that the Compensation Consultant’s engagement does not raise any conflicts of interest.
Peer Group Comparisons
In making compensation decisions, the Compensation Committee looks at the practices of our peer group. The Committee annually reviews the composition of the peer group with the Compensation Consultant and makes refinements, if necessary, based on objective criteria established by the Compensation Committee.
The Compensation Committee has applied a generally consistent process and set of criteria for selection of the peer group. Potential peer companies were identified by assessing our direct competitors and key customers, companies with which we compete for executive talent and companies with generally comparable pay models. Peers were generally selected from the broader technology hardware industry, with a preference for those in electrical/energy technology, nuclear technology and electric vehicles or
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related parts/services. The Compensation Committee also generally selected companies with market capitalizations ranging from 0.20x to 5.0x that of the Company, and those with revenues of less than $1.0 billion.
The Compensation Committee reviews benchmarking comparisons prepared by its compensation consultant for each NEO against similar positions within the peer group.
For 2024, the Compensation Committee determined that the peer group selection criteria should remain unchanged, and companies comprising our peer group for purposes of establishing 2024 compensation were:

Peer Group
Archer Aviation Ballard Power Blink Charging* Bloom Energy Centrus Energy ChargePoint Energy Fuels**	Enovix Eos Energy ESS Tech EVgo FuelCell Energy* Hyliion	Joby Aviation Montauk Renewables** Plug Power** Shoals Tech. Stem Sunnova Energy**
* Denotes 2023 ISS Peer ** Denotes additions for 2024
Role Of Company Management In Compensation Decisions
Before the Compensation Committee makes decisions on executive compensation, the President and Chief Executive Officer reviews compensation for the NEOs (other than himself), and makes recommendations to the Compensation Committee based on their individual and group performance. The Chairman of the Compensation Committee, in consultation with the Compensation Consultant, reviews the President and Chief Executive Officer’s compensation and makes recommendations to the Compensation Committee for approval. Specifically, the President and Chief Executive Officer proposes to the Compensation Committee current year base salary adjustments and target annual and long-term incentive awards for each of the other NEOs. In addition, the Compensation Committee reviews and approves the compensation actually paid to the NEOs (other than the President and Chief Executive Officer, which is approved by the full Board) after consideration of the recommendations made by the President and Chief Executive Officer.
The independent members of the Board assess the President and Chief Executive Officer’s performance each year, determine the President and Chief Executive Officer’s annual incentive payout for the prior year and set target compensation for the following year, including any base salary adjustment and target annual and long-term incentive awards.
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Executive Compensation
This section provides an overview of NuScale’s compensation programs, including a description of the material factors necessary to understand the information disclosed in the summary compensation table below, and an overview of compensation arrangements that were effective in 2024. This discussion may contain forward-looking statements that are based on NuScale’s current plans, considerations, expectations and determinations regarding future compensation programs.
Our compensation program includes the following pay delivery components:
•Base pay salary structure that is competitive in our labor market and industries in which we operate as well as our peer group.
•An incentive (cash bonus) program that rewards key employees based on annual performance results.
•An equity program that attracts, retains, and motivates longer-term excellence.
Compensation Mix Supports Pay-For-Performance
In making decisions regarding the compensation opportunities for the NEOs for 2024, the Compensation Committee took into account market conditions and performance, and also considered market data for our compensation peer group.
The Compensation Committee took the following specific actions with respect to NEO compensation for 2024:
•Increased base salaries for some of the NEOs to better align with similar positions in our peer group and maintain the competitiveness of our overall compensation program.
•Annual incentives for NEOs were paid in cash and based on the achievement of established sales, financial, operational, safety and strategic goals for 2024.
•Changed the long-term incentive awards from 2023, to include 50% of the target grant value of the awards as stock options and 50% of the target grant value as time vested RSUs. In addition, the Compensation Committee targeted equity grant levels at the 35th percentile of industry peers based upon the relatively low company stock price at the time, and the fact that setting a higher target for executive compensation would result in additional dilution to stockholders.

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A summary of our program and its link to performance is shown below:
Cash Incentives

Component	Primary Purpose	Linkage to Performance
Base Salaries	•Provide a market competitive, stable level of income to attract and retain top talent.	•Individual contributions to the Company, Salary movement in the peer group and internal pay equity are considered in determining initial salary levels and any subsequent adjustments.
Annual Bonus Incentives	•Provide annual cash compensation for achievement of established performance goals.
•Based on Company achievement of near-term objectives that support long-term value creation, including: New Customer Acquisition, Cash Revenues, Work Backlog, Operational Cash Flow, Year-End Cash Balance, Operational Delivery Milestones, Establishing a Company Commercialization Program, Achieving DOE Milestones and Safety Objectives.
•Completely at risk, depending on actual performance against the established targets.

Long-Term Equity Incentives

	Primary Purpose	Linkage to Performance
Restricted Stock Units (50% of 2024 LTI)	•Provide a long-term equity ownership and retention vehicle that is directly linked to stockholder value over time
•Vest ratably over three years, aligning the interest of the NEOs with those of stockholders by focusing NEOs on the Company's stock price performance.
•Value is at risk, increasing or decreasing with the stock price over the vesting period.

Stock Options (50% of 2024 LTI)	•Provide a long-term equity vehicle that is directly linked to growing the value of our stock price over time.
•Vest ratably over three years and have a ten-year life, aligning the interest of NEOs with those of stockholders by focusing NEOs on the long-term stockholder value creation.
•Completely at risk, attaining value only if the stock price grows from the initial grant price.

Long-term incentives comprise the biggest portion of our NEO annual compensation opportunity and align our leadership with stockholders. Our long-term incentive plan is also time vested, further incentivizing decisions that are in the best long-term interest of the company, team and stockholders.
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Compensation Governance Highlights
Our executive compensation policies reflect our strong focus on sound governance. As in prior years, the following practices and policies were in effect during 2024:

What We Do	What We Do Not Do
•Maintain robust stock ownership guidelines for executive officers and directors, including a 5x base salary requirement for the President and Chief Executive Officer.
•Provide a balanced program design that does not encourage behavior that could create material adverse risks to our business.
•Conduct an annual compensation risk assessment.
•Change-in-control policy requires dual-trigger events.
•Engage an independent compensation consultant to advise the Compensation Committee.
•Maintain a robust clawback policy.

•No excise tax gross-ups in change-in-control policy.
•No repricing of stock options without stockholder approval.
•No hedging, pledging and short-term trading of Company stock.
•Reward executives for excessive, inappropriate or unnecessary risk-taking.
•Provide excessive perquisites.
•Provide guaranteed bonuses or uncapped incentives.

Cash Components of 2024 NEO Compensation
Base Salaries
The Company provides NEOs with base salaries for a competitive, stable level of income, since other elements of their direct compensation are at-risk based on Company performance. The Compensation Committee reviews base salaries for NEOs annually and upon a change in responsibilities.
In establishing and annually evaluating base salary levels, the Compensation Committee and, with respect to the President and Chief Executive Officer, the directors of the Board (other than the President and Chief Executive Officer), consider the following factors:
•Peer group data and general industry survey data for comparable positions prepared by the Compensation Committee’s independent consultant, targeting the 50th percentile of our peer group;
•Individual level of responsibility, leadership, performance and contributions to the Company;
•Internal pay equity based on relative duties and responsibilities; and
•The recommendations of the President and Chief Executive Officer with respect to the base salary levels of the other NEOs.

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NuScale Professional Incentive Compensation Plan
We adopted the NuScale Professional Incentive Compensation Plan on January 1, 2015, to focus senior staff, managers and other personnel designated by our President and Chief Executive Officer on critical success factors. Under the plan, eligible employees may earn an annual cash bonus equal to a percentage of their base pay if they achieve annual performance goals, which include Company performance measures. We set threshold, target and maximum incentive payment amounts by job classification. Typically, plan participants are identified and Company performance measures are proposed by our President and Chief Executive Officer and approved by our Compensation Committee.
The Board approves goals and weightings for those goals at the beginning of each calendar year and a cash incentive bonus is paid annually based on the level of management’s achievement of those goals. The weightings applied to each goal are in proportion to the Board’s assessment of the importance of each goal to overall Company success.
Cash-based annual incentives are provided to motivate and reward NEOs for achieving annual performance objectives. In 2024, each of the NEOs participated in the annual incentive award program and had a target annual incentive amount established as a percentage of annual base salary. This target opportunity reflects each NEO’s respective organizational level, position and responsibility for achievement of the Company’s financial and strategic goals and aligns with market practice.
NEOs could receive from zero to 200% of their target annual incentive amounts, depending on the extent to which applicable performance goals were achieved. The metrics, relative weightings and goals are determined by the Compensation Committee and approved by the Board each year. When determining performance measures and goals, the Compensation Committee considers the Company’s annual operating plan and strategic priorities for the year. For 2024, a combination of objective financial targets and strategic and safety performance measures were used. Target levels of achievement were tied to goals established in the first quarter of the year. The use of multiple financial operational, sales and safety goals prevents an overemphasis on any one financial metric and focuses the NEOs on key areas of importance to the Company and its stockholders.
In 2024, the Board adopted nine NuScale Professional Incentive Compensation Plan goals for management related to: Customer Acquisition; Cash Revenues; Building Customer Work/Contract Backlog; Operational Cash Flow; Year-End Cash Balance; Achieving Operational Milestones; Executing a Company Commercialization Program; Achieving Department of Energy (DOE) Milestones; and Safety. In February 2025, the Compensation Committee assessed management’s performance against these 2024 incentive goals and the Board determined that the Company’s performance resulted in a payout of 86.83 percent of target, which the Company paid to bonus-eligible employees, including the NEOs, in March 2025.
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2024 Measure and Performance Target
The table below shows each of the nine goals and the performance target for each.

2024 Measure	Performance Target
New Customers	•Secure Class 1 customers commensurate with the sale of 30 NPMs
Cash Revenues	•Non-GAAP Cash Revenue(1) + Sponsored Cost Share (USTDA, DOE, etc.)
Backlog on December 31, 2024	•Estimated revenue from customer contracts, orders or commitments expected to be realized in subsequent periods.
Operational Cash Flow	•Non-GAAP Cash Revenue(1) less Non-GAAP Cash Expenses(2)
Cash Balance on December 31, 2024	•Restricted + Unrestricted cash
Operational Delivery Milestones	•100% of negotiated commercial milestones completed on time
Commercialization Program	•Program execution has a performance achievement index of at least 95%
DOE Milestones	•100% of all DOE milestones completed on time
Safety	•Zero lost time injuries and the establishment of a safety monitoring program
(1)    A reconciliation of GAAP Revenue to Non-GAAP Cash Revenue is attached to this proxy statement as Appendix A.
(2)    A reconciliation of GAAP Expenses to Non-GAAP Cash Expenses is attached to this proxy statement as Appendix A.
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Professional Incentive Compensation Plan Scorecard for 2024
Below is the actual “scorecard” used to determine the payout for NuScale’s NEOs, including performance towards each individual goal as well as the overall weighted score used to calculate overall payout, as well as the weighting of each goal.

2024 Measure	Weighting	Threshold(1)	Target(1)	Max(1)	Actual(1)	Payout
New Customers	20.00%	24 MPN	30 MPN	48 MPN	—%	—%
Cash Revenues	10.00%	$39.95 mm	$79.9 mm	$128 mm	$34 mm	—%
Backlog on December 31, 2024	10.00%	$100 mm	$125 mm	$200 mm	$41.3 mm	—%
Operational Cash Flow	18.75%	$(136.2 mm)	$(90.8 mm)	$(67.76 mm)	$(111.4 mm)	77.33%
Cash Balance on December 31, 2024	18.75%	$35.6 mm	$71.2 mm	$200 mm	$446.8 mm	200.00%
Operational Delivery Milestones	5.00%	100% completed	100% completed on time	60% completed early	100.00% completed on time	100.00%
Commercialization Program	5.00%	80.00%	95.00%	130.00%	93.00%	96.67%
DOE Milestones	10.00%	100% completed	100% completed on time	100% completed early	100.00% completed early	200.00%
Safety Goals	2.50%	No lost time injuries	No lost time injuries and establish a Safety Monitoring Program	No lost time injuries, establish a Near Miss Monitoring Program, no reportable injuries, no injuries requiring first aid	All max requirements met	200.00%
Weighted Total:	100.00%					86.63%
(1) "mm" equals million
Average Annual Incentive Earned by NEOs
Below is the table showing the overall payout (percentage of target) for our executives from 2022-2024.
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Long-Term Incentive Plan
Our executives, including our NEOs, are eligible for awards under the Long-Term Incentive Plan, and nonexecutives may also be eligible if approved by the Compensation Committee.
We expect the primary component of our NEOs’ total compensation to be equity-based compensation to tie total compensation to long-term stockholder value.
For 2024, the Compensation Committee recommended and the Board approved a compensation program targeted at the 35th percentile of industry peers for the equity portion of the compensation package for our executives, which was endorsed by our Compensation Consultant. The decision to target the 35th percentile of industry peers was based upon the relatively low company stock price at the time, which could potentially cause unsupportable dilution of our stockholders.
Historically as a public company, NuScale has granted 100% time-vested restricted stock units (“RSUs”) as our equity-based compensation vehicle. The Company’s long-term incentive plan also permits issuing option awards as part of our equity-based compensation, and the Company issued option awards in 2024. This decision, based on the recommendation of our Compensation Consultant, aligns the long-term interests of management and stockholders and helps efficiently manage overall stockholder dilution from stock awards. RSU and option award grant amounts and vesting are established by the Compensation Committee after receiving recommendations from the Senior Human Resources Officer, the Compensation Consultant and the President and Chief Executive Officer. The RSUs and option awards currently granted vest ratably over three years, and absent a change in control, vesting will not accelerate as a result of termination of employment. We anticipate that grants in future years may include performance shares in addition to RSUs and stock options.
It is the Company’s practice to issue annual equity awards in February each year. The exercise or grant price of any relevant equity-based award cannot be less than the closing price of our common stock on the grant date, and our annual long-term incentive equity-based awards are granted only at a regularly scheduled meeting of the Compensation Committee or Board. We do not time the disclosure of material nonpublic information for the purpose of affecting the value of equity-based awards granted to our employees.
For ad hoc grants to new hires, the Senior Director, Human Resources, the President and Chief Executive Officer and the Compensation Committee will consider a variety of factors, including the executive’s level of responsibility, past contributions to performance and expected contributions, and relative compensation of similarly situated leaders both within the Company and in companies with whom we compete directly for talent.
Employee Benefits
We provide all of our employees, including our NEOs, broad-based employee benefits that are intended to attract and retain employees while providing them with health and welfare benefits, including medical, dental, vision, life and disability insurance coverage, and the ability for eligible participants to participate in our 401(k) plan.
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Ownership Requirements
Executive officers are required to acquire and retain the net after-tax shares received as compensation until accumulated holdings have a market value equal to a multiple of their base compensation, as indicated below.

•President and Chief Executive Officer	5x base salary
•CFO and other Direct Reports of President and Chief Executive Officer	2x base salary
Severance Arrangements
The Company maintains a severance policy (or in the case of our President and Chief Executive Officer, an employment agreement), pursuant to which each of our executives, including the NEOs, would be eligible to receive certain cash separation payments and other benefits in the event of a qualifying termination of their employment. We believe this policy supports talent recruitment, assists us in attracting and retaining qualified executives, and provides a consistent approach to departures. In addition, the Company maintains a change in control plan that provides additional payments and other benefits if an executive incurs a qualifying termination of employment within a specified time following a change in control of the Company. The change in control plan (or similar provisions in our President and Chief Executive Officer’s employment agreement) is intended to support a smooth transition during a merger or transaction by easing concerns over job security, to encourage the continued dedication of our executives amidst potentially disruptive circumstances, to incentivize executives to actively pursue transactions that would benefit stockholders, and to align the interests of executives with those of the Company’s stockholders. All potential change in control payments are “double trigger,” such that an NEO must incur a qualifying termination of employment following a change in control to be eligible for these payments, and we do not provide for any change in control excise tax gross-up payments.
Details of these arrangements are discussed under “Executive Employment Agreement, Executive Severance Policy and Executive Change in Control Plan.”
Clawback Policy
Compensation paid to management based on performance, including any award under NuScale’s 2022 Long-Term Incentive Plan (the “Long-Term Incentive Plan”), is subject to a recoupment (“clawback”) policy. In the event of a restatement of incorrect financial results, this policy will enable the Board or the Compensation Committee, if it determines appropriate and subject to applicable laws, to seek reimbursement from award recipients of any portion of an award that would not have been earned based on corrected financial results.
Anti-Hedging and Pledging
We have an anti-hedging/pledging policy that prohibits hedging, pledging and similar transactions that would minimize the risks of stock ownership.
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Organization & Compensation Committee Report

Management of the Company has prepared the Compensation Discussion and Analysis as required by Item 402(b) of Regulation S-K, and the Compensation Committee has reviewed and discussed it with management. Based on this review and discussion, the Compensation Committee recommended that the Compensation Discussion and Analysis be included in the proxy statement for the Annual Meeting.
The Organization & Compensation Committee

Alan Boeckmann, Chair
Kent Kresa
Kimberly O. Warnica
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Summary Executive Compensation Table
The following table shows information concerning the total annual compensation for services provided to NuScale by our NEOs for the years ended December 31, 2022, December 31, 2023, and December 31, 2024.

Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Option Awards ($)(1)	RSUs ($) (2)	Non-equity Incentive plan compensation ($)(3)	One-time bonus ($)(4)	All other Compensation ($)	Total ($)
John L. Hopkins	2024	613,817	1,375,000	1,000,000	402,457	—	(6) 36,797	3,428,071
President and Chief	2023	600,000	—	1,219,789	425,700	—	34,731	2,280,220
Executive Officer	2022	600,000	—	1,576,472	568,800	450,000	15,355	3,210,627
R. Ramsey Hamady	2024	383,294	584,375	424,998	133,866	—	(7) 24,683	1,551,216
Chief Financial Officer	2023	144,231	—	1,350,000	57,149	75,000	9,499	1,635,879
	2022	(11)	—	—	—	—	—	—
Jose Reyes	2024	403,257	412,500	300,000	140,850	—	(8) 41,561	1,298,168
Chief Technology Officer	2023	390,381	—	827,193	149,304	—	36,873	1,403,751
	2022	370,258	—	1,000,000	190,323	—	38,836	1,599,417
Clayton Scott	2024	414,390	343,750	250,000	144,745	—	(9) 53,753	1,206,638
Chief Commercial Officer	2023	401,905	—	591,637	153,432	—	38,941	1,185,915
	2022	375,000	—	700,000	192,322	—	37,456	1,304,778
Carl Fisher	2024	434,310	687,500	500,000	151,715	—	(10) 27,922	1,801,447
Chief Operating Officer	2023	258,423	—	944,996	71,818	—	12,373	1,287,610
	2022	(11)	—	—	—	—	—	—

(1)    The amounts in these columns represent the estimated aggregate grant-date fair value of option awards granted to each NEO, computed in accordance with GAAP. See NuScale’s 2024 Annual Report on Form 10-K, Critical Accounting Policies and Estimates, for our application of GAAP measures in our accounting.
(2)    These time-based RSUs represent the grant-date fair value and vest one-third annually from the date of grant.
(3)    Reflects the amounts earned in 2022, 2023 and 2024 under the NuScale Professional Incentive Compensation Plan.
(4)    A one-time bonus was granted to Mr. Hopkins in connection with the Closing. Upon hire, Mr. Hamady was granted a one-time signing bonus.
(5)    Includes any/all of the following: Company matching 401(k) contributions, Company cost share of medical and dental insurance premiums, taxable value of Company-provided life insurance plans, HRA administration fees, taxable value of Company-provided long term disability insurance, Company payout of unused sick leave, Company payout of unused vacation, Company contributions to the employee FSA (Flexible Spending Account) per NuScale’s Health/Welfare Benefit Plan(s).
(6)    Mr. Hopkins received a Company cost share of $18,311 for his medical plan premiums and $14,261 for unused sick leave.
(7)    Mr. Hamady received a Company cost share of $16,467 for his medical plan premiums.
(8)    Mr. Reyes received a Company cost share of $18,311 for his medical plan premiums and $13,800 in Company match in his 401(k) Plan.
(9)    Mr. Scott received a Company cost share of $20,751 for his medical plan premiums and $13,800 in Company match in his 401(k) Plan.
(10)    Mr. Fisher received $11,448 in Company match in his 401(k) Plan.
(11)    Mr. Hamady and Mr. Fisher were not employed by the Company in 2022.

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2024 Incentives and Equity Grants
The following table shows the potential payouts for our 2024 for cash incentives and actual payouts for our equity grants for all NEOs.

Grants of Plan-Based Awards
Name	Type of Award	Grant Date	Potential Payouts under our non-equity (cash) incentive plan awards			Estimated future payouts under equity incentive plan awards			All other stock awards: # of shares of stock or units (#)	All other option awards: # of securities underlying options (#)	Exercise or base price of option awards ($/Sh)	Grant Date fair value of stock and option awards ($)
			Threshold ($)	Target(1) ($)	Maximum ($)(2)	Threshold ($)	Target ($)	Maximum ($)
John Hopkins	RSU	02/28/24	231,750	463,500	927,000				312,500			1,000,000
	SO	02/28/24								625,000	3.20	1,375,000
R. Ramsey Hamady	RSU	02/28/24	77,085	154,170	308,340				132,812			424,998
	SO	02/28/24								265,625	3.20	584,375
Jose Reyes	RSU	02/28/24	81,107	162,214	324,428				93,750			300,000
	SO	02/28/24								187,500	3.20	412,500
Clayton Scott	RSU	02/28/24	83,350	166,700	333,399				78,125			250,000
	SO	02/28/24								156,250	3.20	343,750
Carl Fisher	RSU	02/28/24	87,363	174,726	349,452				156,250			500,000
	SO	02/28/24								312,500	3.20	687,500
(1)75% of base salary for Mr. Hopkins; 40% of base salary for all others
(2)Maximum payout is 2X target
Equity Grants that Vested in 2024
The following table shows all equity awards that vested in 2024 from previous grants and awards by our NEOs:

Option Exercises and Stock Vested Table
	Option Awards		Stock Awards (RSUs)
Name	Number of Shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)
John Hopkins	—	—	88,305	$421,302
R. Ramsey Hamady	—	—	76,923	$630,768
Jose Reyes	—	—	59,321	$282,311
Clayton Scott	—	—	41,931	$198,918
Carl Fisher	—	—	42,625	$373,395
(1)Vested from Plan Years 2022 and 2023
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Outstanding Equity Awards at Fiscal Year-End
The following illustrates outstanding equity awards held by the NEOs as of December 31, 2024.

Outstanding Equity Awards Held by NEOs as of December 31, 2024
		Option Awards				Stock Awards (RSUs)
Name	Grant Date	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date(1)	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(2)
John Hopkins	07/08/22	—	—	—	—	49,019	$878,910
	02/28/23	—	—	—	—	78,569	$1,108,742
	02/28/24	—	—	—	—	312,500	$5,603,125
	02/14/18	1,329,136	—	$3.41	02/14/28	—	$—
	03/31/21	259,800	—	$6.41	03/31/31	—	$—
	02/28/24		625,000	$3.20	02/28/34	—	$—
R. Ramsey Hamady	08/26/23	—	—	—	—	153,846	$2,758,458
	02/28/24	—	—	—	—	132,812	$2,381,319
	02/28/24		265,625	$3.20	02/28/34
Jose Reyes	07/08/22	—	—	—	—	32,679	$585,934
	02/28/23	—	—	—	—	53,281	$955,328
	02/28/24	—	—	—	—	93,750	$1,680,937
	02/14/18	889,555	—	$3.41	02/14/28	—	$—
	03/31/21	190,866	—	$6.41	03/31/31	—	$—
	02/28/24	—	187,500	$3.20	02/28/34	—	$—
	07/08/22	—	—	—	—	22,875	$410,148
Clayton Scott	02/28/23	—	—	—	—	38,108	$683,275
	02/28/24	—	—	—	—	78,125	$1,400,781
	02/28/24	156,250	—	$3.20	02/28/34
Carl Fisher	08/04/23	—	—	—	—	85,250	$1,528,532
	02/28/24	—	—	—	—	156,250	$2,801,562
	02/28/24	312,500		$3.20	02/28/34	—	$—
(1) Expiration date is 10 years from grant date.
(2) Based on stock price of $17.93 as of December 31, 2024.
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Executive Employment Agreement, Executive Severance Policy and Executive Change in Control Plan
Employment Agreement for John Hopkins
The employment agreement for Mr. Hopkins provides that if employment is terminated by us without “cause,” other than in connection with a change of control, Mr. Hopkins will be entitled to severance consisting of (i) a lump sum equal to one year’s base salary plus target bonus; (ii) a pro-rated portion of the current year’s annual bonus; (iii) continued medical, dental and vision coverage for up to 18 months; (iv) reimbursement of outplacement services expenses incurred in the 12 months following termination up to $25,000; (v) any equity based compensation awards, other than performance-based equity awards, that are outstanding will continue to vest as if the executive was still employed; (vi) any performance-based equity awards will, to the extent the performance criteria are met, be earned at 100% of target, pro-rated based on the number of months the executive worked during the performance period; and (vii) all outstanding retention awards will fully vest. If employment is terminated by us without “cause” or by the executive for “good reason,” each in connection with a change in control, the executive will be entitled to receive severance consisting of (a) a lump-sum equal to three years’ base salary plus target bonus; (b) if the successor fails to assume the annual incentive plan, a pro-rated portion of any annual bonus; (c) continued medical, dental and vision coverage for up to 18 months; (d) reimbursement of outplacement services expenses incurred in the 12 months following termination up to $25,000; (e) the full vesting of any retention awards; and (f) the full vesting of all equity awards other than any performance-based awards and, with respect to any performance based awards, vesting at 100% of target. Mr. Hopkins is the only NuScale executive with an individual employment contract.
In the employment agreement, (1) “cause” is defined as commission of any felony or any crime involving moral turpitude or dishonesty; participation in a fraud against NuScale or any of its affiliates; willful and material breach of the executive’s duties that has not been cured within 30 days after written notice from NuScale of such breach; intentional and material damage to NuScale’s or any of its affiliates’ property; material violation of any policy of NuScale or any of its affiliates or material breach by the executive of his Employee Proprietary Information and Inventions Assignment Agreement with NuScale; and (2) “good reason” is defined as a material diminution of the executive’s aggregate compensation, including, without limitation, base salary, annual bonus opportunity, and equity incentive compensation opportunities (other than a base salary, annual bonus opportunity, or equity compensation opportunity reduction of not more than 20% applicable to all similarly situated employees); a material diminution of the executive’s authority, duties or responsibilities; or any other action or inaction that constitutes a material breach by NuScale of the agreement under which the executive provides services (e.g., failure of the successor to assume the employment agreement or breach of same).
NuScale’s obligation to make the severance payments, and Mr. Hopkins’ right to retain the payments, is wholly conditioned on the executive providing a general release of claims in favor of NuScale and continuing to comply with his obligations under the employment agreement, including the restrictive covenants. The employment agreement contains (i) a perpetual confidentiality covenant; (ii) noncompetition and non-solicitation of business partners covenants during employment and for one year
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thereafter; (iii) a non-solicitation covenant with respect to employees and other service providers during employment and for twelve months thereafter; and (iv) a non-disparagement obligation.
The employment agreement also provides that, regardless of whether Mr. Hopkins’ employment is terminated, if there is a change in control and (i) if the successor does not assume NuScale’s annual incentive plan, the annual bonus will be paid in the amount of the target bonus; (ii) if the successor does not assume any outstanding retention awards, then such awards will become immediately fully vested; (iii) if the successor does not assume the equity compensation plan in which the executive participates or grant comparable awards in substitution of the outstanding awards under any such plan, then any outstanding equity-based compensation awards granted to the executive under such plan, other than performance-based equity awards, will become immediately fully vested, and any performance-based equity awards will immediately vest at target levels.
NuScale and each of its executive officers who were employed at the Closing, other than Mr. Hopkins, are parties to an Agreement to Terminate Employment Agreement, which took effect at the Closing and includes an agreement by each executive to be bound by NuScale’s executive severance policy and executive change in control plan.
Executive Severance Policy
NuScale’s executive severance policy for its executives who do not have employment agreements provides that if employment is terminated by us without “cause,” the executive will be entitled to severance consisting of a lump sum equal to one year’s base salary plus target bonus; (ii) continued medical, dental and vision coverage for up to one year; and (iii) the vesting of all equity awards other than performance-based awards as and if provided in the award agreements and, with respect to performance based awards, and other awards subject to further vesting, such unvested awards will be terminated. “Cause” in the policy has the same meaning as in the President and Chief Executive Officer’s employment agreement described above. NuScale’s obligation to make the severance payments is wholly conditioned on the executive providing a general release of claims in favor of NuScale.
Executive Change in Control Plan
NuScale’s change in control plan for each of its executives who do not have employment agreements provides that if the executive’s employment is terminated within two years following a change of control by us without “cause,” or by the executive for “good reason” the executive will be entitled to severance consisting of (i) a lump sum equal to one or one and a half times the executive’s base salary plus target bonus (based on the executive’s title); (ii) a prorated annual bonus at target; (iii) continued medical, dental and vision coverage for up to one year; (iv) reimbursement of outplacement services expenses incurred in the 12 months following termination up to $25,000; and (v) the full vesting of all equity awards other than performance-based awards and, with respect to performance-based awards, vesting based on 100% of target. “Cause” and “good reason” in these agreements have the same meanings as in the President and Chief Executive Officer’s employment agreement described above. A change of control includes a person or group holding more than 25% of either (1) the then-outstanding shares of common stock of NuScale or
    NUSCALE POWER CORPORATION | 2025 PROXY STATEMENT – Page 37

(2) the combined voting power of the then outstanding voting securities of NuScale entitled to vote generally in the election of our Board.
Our obligation to make the severance payments, and the executive’s right to retain the payments, is conditioned on the executive providing a general release of claims in favor of NuScale and continuing to comply with his or her obligations under the Company’s severance policy, including the following restrictive covenants: (i) a perpetual confidentiality covenant; (ii) noncompetition and non-solicitation of business partners covenants during employment; (iii) a non-solicitation covenant with respect to employees and other service providers during employment and for twelve months thereafter; and (iv) a non-disparagement obligation.
The change in control plan also provides that, regardless of whether the executive’s employment is terminated, if there is a change in control and (i) if the successor does not assume NuScale annual incentive plan, the annual bonus will be paid in the amount of the target bonus; (ii) if the successor does not assume any outstanding retention awards, then such awards will become immediately fully vested; (iii) if the successor does not assume the equity compensation plan in which the executive participates or grant comparable awards in substitution of the outstanding awards under any such plan, then any outstanding equity-based compensation awards granted to the executive under such plan, other than performance-based equity awards, will become immediately fully vested, and any performance-based equity awards will immediately vest at target levels.
Mr. Hopkins’ employment agreement and the executive change in control plan and severance policies provide that, if payments to an executive pursuant to any of these instruments (when considered with all other payments made to the executive as a result of a change in control that are subject to section 280G of the Code)) (the amount of all such payments, collectively, the “Parachute Payment”) results in the executive becoming liable for the payment of any excise taxes pursuant to section 4999 of the Code, together with any interest or penalties with respect to such excise tax (“280G Excise Tax”), then NuScale will automatically reduce (the “Reduction”) the executive’s Parachute Payment to the minimum extent necessary to prevent the Parachute Payment (after the Reduction) from being subject to the 280G Excise Tax, but only if, by reason of the Reduction, the after-tax benefit of the reduced Parachute Payment exceeds the after-tax benefit if such Reduction were not made. If the after-tax benefit of the reduced Parachute Payment does not exceed the after-tax benefit if the Parachute Payment is not reduced, then the Reduction will not apply. If the Reduction is applicable, the Parachute Payment will be reduced in such a manner that provides the executive with the best economic benefit and, to the extent any portions of the Parachute Payment are economically equivalent with each other, each will be reduced pro rata.
    NUSCALE POWER CORPORATION | 2025 PROXY STATEMENT – Page 38

Potential Cash Payments Upon Termination or Change in Control

Potential Cash Payments Upon Termination or Change in Control
	Payment Type
Name	Salary (Termination without cause, absent a CIC)(1)	Salary (Termination without cause or for good reason in connection with a CIC)(2)	Bonus (Termination without cause absent a CIC)(3)	Bonus (Termination without cause or for good reason in connection with a CIC)(4)	Vacation Payout (5)(7)	COBRA (6)(7)	Outplacement Fees (7)	Total Cash Payment (Termination without cause, absent a CIC)	Total Cash Payment (Termination without cause or for good reason in connection with a CIC)
John Hopkins	$618,000	$1,854,000	$463,500	$1,390,500	$30,900	$39,453	$25,000	$1,176,853	$3,339,853
R. Ramsey Hamady	$385,425	$578,138	$154,170	$231,255	$22,325	$24,011	$25,000	$610,931	$880,729
Jose Reyes	$405,535	$608,303	$162,214	$243,321	$9,359	$26,302	$25,000	$628,410	$912,285
Clayton Scott	$416,749	$625,124	$166,700	$250,019	$28,851	$37,195	$25,000	$674,495	$966,189
Carl Fisher	$436,815	$655,223	$174,726	$262,089	$6,620	$13,131	$25,000	$656,292	$962,063
(1)    One year
(2)    3 years for Mr. Hopkins; 1.5 years for all others
(3)    75% of annual salary for Mr. Hopkins; 40% of annual salary for all others
(4)    3 years X target for Mr. Hopkins; 1.5 years X target for all others, plus a prorated portion of the current year's bonus calculated on the date of termination
(5)    Calculated as of December 31, 2024. Will vary depending on the effective date of termination.
(6)    18 months for Mr. Hopkins; 12 months for all others
(7)     Vacation payout, COBRA and outplacement fees are paid with or without a change in control
Potential Equity Payments Upon Termination or Change in Control

Potential Equity Payments Upon Termination or Change-in-Control
	Option Awards		Stock Awards (RSUs)
Name	Unvested Shares (#)	Unvested Value ($)(1)	Unvested Shares (#)	Unvested Value ($)(1)
John Hopkins	625,000	$9,206,250	440,088	$7,890,777
R. Ramsey Hamady	265,625	$3,912,656	286,658	$5,139,777
Jose Reyes	187,500	$2,761,875	179,710	$3,222,200
Clayton Scott	156,250	$2,301,562	139,108	$2,494,206
Carl Fisher	312,500	$4,603,125	241,500	$4,330,095
(1) Based on stock price of $17.93 as of December 31, 2024.
    NUSCALE POWER CORPORATION | 2025 PROXY STATEMENT – Page 39

Termination Due to Death
In case of death, the executive’s beneficiary would receive a payout equal to the earned but unpaid portion of the deceased’s salary at the time of death, any earned but unused vacation accrued, a prorated portion of the deceased’s annual bonus at target and 18 months of COBRA reimbursement.
Pay versus Performance
The following table shows NuScale’s Pay versus Performance for its Principal Executive Officer (“PEO”) and NEOs from 2022-2024.

Pay versus Performance
Year	Summary Compensation Table Total for PEO(1)	Compensation actually paid to PEO	Average summary compensation table total for non-PEO NEOs(2)	Average compensation actually paid to non-PEO NEOs(2)	Value of initial fixed $100 investment based on:		Net income (loss) (in millions)(5)	Cash Balances (in millions)(6)
					Total shareholder return(3)	Peer group total shareholder return(4)
2024	$3,428,071	$15,957,358	$1,464,367	(7) $6,779,198	$264.64	$76.80	$(351.00)	$406.70
2023	$2,280,220	$(1,162,906)	$1,378,289	(8) $159,525	$15.26	$90.60	$(180.10)	$125.40
2022	$3,210,627	$3,139,980	$1,452,098	$728,547	$111.63	$107.30	$(141.60)	$244.20
(1)    John Hopkins is NuScale’s only PEO.
(2)    Non-PEO Executives: R. Ramsey Hamady, Jose Reyes, Clayton Scott and Carl Fisher.
(3)    Cumulative TSR is calculated based on the value of an initial fixed investment of $100 on May 2, 2022 (the date of the Closing), assuming reinvestment of dividends.
(4)    The peer group used for calculating peer group TSR consists of publicly traded companies in the nuclear or energy transition industries comprised of Ballard Power Systems Inc., Bloom Energy Corporation, BWX Technologies, Inc., Enphase Energy, Inc., Enovix Corporation, FuelCell Energy, Inc., Plug Power Inc., Oklo Inc. and SolarEdge Technologies, Inc.
(5)    The amounts represent net loss reflected in our audited financial statements for each applicable year.
(6)    The amounts represent Cash and cash equivalents plus restricted cash, as reflected in our audited financial statements for each applicable year.
(7)    The value reflected is based in part on the increase in the fair market value of options outstanding.
(8)    The negative value is due to the change in fair market value of options outstanding.

    NUSCALE POWER CORPORATION | 2025 PROXY STATEMENT – Page 40

Director Compensation
Compensation for Board service includes an annual $80,000 cash retainer (or stock equivalent), payable quarterly in arrears; plus $50,000 for the non-Executive Chair of the Board; and $30,000 for the Lead Independent Director if one is appointed separate from the non-Executive Chair of the Board.
We also pay additional annual cash retainers, quarterly in arrears, for committee members as follows:

Committee	Member	Additional to Chair
Audit	$ 10,000	$ 12,500
Compensation(1)	$ 7,500	$ 8,000
Nominating and Governance	$ 5,000	$ 6,500
(1) Directors who are employed by us or Fluor are not compensated for their services.
In addition, the non-employee directors are each granted (i) time-based Restricted Stock Unit (“RSU”) awards with a grant value equal to $110,000 annually, that vest quarterly over one year, and (ii) one-time RSU awards when they joined the Board with a grant value equal to $110,000, that vest quarterly over three years.
The Board relied on the Compensation Consultant, who was selected through a competitive process, to help it develop the compensation plan described above. The Compensation Consultant was retained by the Company at the direction of the Compensation Committee. The Compensation Committee directs when the Compensation Consultant is engaged. Since the initial engagement, the Compensation Consultant has been providing recommendations regarding executive compensation, the Company’s long-term incentive plan and Board compensation. In November 2021, the Compensation Consultant performed an analysis of 17 comparable peer companies when recommending the total cash and equity compensation adopted by the Board, which targeted total director compensation at about the 50th percentile.
In February 2023, the Compensation Consultant provided an updated review of total compensation for directors, referencing 18 comparable peer companies. The Compensation Consultant recommended that, to remain at the 50th percentile, and to remain competitive in retaining and attracting new Board members, the Company should increase its total director compensation by $30,000 annually. Effective May 2023, the Board adopted a resolution increasing only the annual equity-based compensation such that the non-employee directors will be annually granted time-based RSU awards with a grant value equal to $110,000, that vest quarterly over one year. The amount of cash compensation remains unchanged. Board members have the option of receiving quarterly Board fees in cash or shares.
Ownership Requirements
Non-employee and non-Fluor directors are required to acquire and retain the net after-tax shares received as compensation until accumulated holdings have a market value equal to 5x annual cash retainer. Our President and Chief Executive Officer is required to acquire and retain a market value equal to 5x his base salary.
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Summary Director Compensation Table
The following table shows the total compensation paid, as well as the grant date fair value of all equity awards granted, during the fiscal year ended December 31, 2024, to each of our non-employee directors. Directors who are employed by us or Fluor are not compensated for their service on our Board.

2024 Director Compensation
Name	Fees earned in cash or shares	Grant Date Fair Value of RSUs	Total
Alan L. Boeckmann	$92,500	$109,996	$202,496
Bum-Jin Chung	$84,107	$109,996	$194,103
Shinji Fujino	$88,214	$109,996	$198,210
James T. Hackett(1)	$155,500	$109,996	$265,496
Kent Kresa	$110,000	$109,996	$219,996
Christopher Sorrells(2)	$33,859	$—	$33,859
Diana Walters	$2,934	$157,883	$160,817
Kimberly O. Warnica	$95,000	$109,996	$204,996
(1) Mr. Hackett resigned from the Board on January 15, 2025.
(2) Mr. Sorrells’ term expired in May 2024 in conjunction with the Company’s annual meeting of stockholders.

    NUSCALE POWER CORPORATION | 2025 PROXY STATEMENT – Page 42

PROPOSAL 1: ELECTION OF DIRECTORS
Our Bylaws provide that our Board must consist of not fewer than five nor more than eleven directors. Our Board currently consists of nine members, five of whom have served since May 2022, when we completed the Closing, with two members being appointed in December 2022, one member being appointed in December 2023 and one member being appointed in December 2024. Mr. Breuer’s service will end at the Annual Meeting on May 23, 2025, at which time the Board size will be set to eight directors. Each director will be elected to serve until the next annual meeting or until a successor is duly elected and qualified or until his or her earlier death, resignation or removal.
The table below sets forth information with respect to our directors that our Board has nominated to serve as continuing directors:

Name	Age

Alan L. Boeckmann	76
Bum-Jin Chung	60
Alvin C. Collins, III	52
Shinji Fujino	62
John Hopkins	71
Kent Kresa	87
Diana Walters	61
Kimberly O. Warnica	51
Upon the recommendation of our Nominating and Governance Committee, our Board has nominated the above individuals as directors. If elected at the Annual Meeting, each of these nominees will serve until the next annual meeting or until his or her successor has been duly elected, unless earlier due to death, resignation or removal. Each person nominated for election has agreed to serve if elected, and we have no reason to believe that any nominee will be unable to serve. If any nominee is not able to serve, proxies will be voted in favor of the other nominees and may be voted for a substitute nominee, unless our Board chooses to reduce the number of directors serving on our Board.

The Board recommends supporting the election of the above-named directors. Unless otherwise instructed, the proxy holders will vote the proxies received by them "FOR" the election of the above individuals as directors.
    NUSCALE POWER CORPORATION | 2025 PROXY STATEMENT – Page 43

PROPOSAL 2: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
We are asking stockholders to vote on an advisory resolution to approve the Company’s executive compensation as reported in this proxy statement.
We urge stockholders to read the “Compensation Discussion and Analysis” beginning on page 20, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and related compensation tables and narrative, which provide detailed information on the compensation of our NEOs.
In accordance with Section 14A of the Exchange Act, and as a matter of good corporate governance, we are asking stockholders to approve the following advisory resolution at the Annual Meeting:
RESOLVED, that the stockholders of NuScale Power Corporation (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables and narrative in the Proxy Statement for the Company’s 2025 annual meeting of stockholders.
This advisory resolution, commonly referred to as a “say on pay” resolution, is non-binding on the Board. Although non-binding, the Board and the Compensation Committee will review and consider the voting results when evaluating our executive compensation program. An advisory stockholder vote on the frequency of stockholder votes to approve executive compensation is required to be held at least once every three years. This is the Company’s first required advisory vote of stockholders on executive compensation.

The Board recommends a vote “FOR” the Advisory Resolution to Approve Executive Compensation.
    NUSCALE POWER CORPORATION | 2025 PROXY STATEMENT – Page 44

PROPOSAL 3: ADVISORY VOTE TO APPROVE THE FREQUENCY OF FUTURE ADVISORY VOTES TO APPROVE EXECUTIVE COMPENSATION
Pursuant to Section 14A of the Exchange Act, we are providing stockholders with the ability to cast an advisory vote on whether future “say on pay” votes on executive compensation should occur every one, two or three years.
The proxy card provides four choices for stockholders, who are entitled to vote on whether the advisory vote to approve executive compensation should be held every one year, every two years or every three years, or to abstain from voting.
This vote is advisory, which means that the vote is not binding on the Company. However, the Board will carefully consider and expects to be guided by the option that receives the most stockholder support in determining the frequency of future say-on-pay votes. Notwithstanding the outcome of the stockholder vote, the Board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to compensation programs.
The Company has not previously requested an advisory vote of stockholders regarding annual “say on pay”.

The Board recommends a vote “FOR” the option of every one year as the preferred frequency for Advisory Votes to Approve Executive Compensation.
    NUSCALE POWER CORPORATION | 2025 PROXY STATEMENT – Page 45

PROPOSAL 4: TO CONSIDER AND ACT UPON A PROPOSAL TO AMEND NUSCALE'S CERTIFICATE OF INCORPORATION REGARDING THE WAIVER OF CORPORATE OPPORTUNITIES
The Doctrine of Corporate Opportunity and the Company’s Current Waiver
Under Delaware law, officers and directors of a corporation owe fiduciary duties to that corporation and its stockholders, including the fiduciary duty of loyalty. Delaware common law recognizes, as a subset of the duty of loyalty, the corporate opportunity doctrine, which generally provides that an officer or director may not appropriate to herself or himself any business opportunity that appropriately belongs to the corporation. This includes business opportunities that are within the corporation’s area of business, whether the corporation has an interest or expectancy in the opportunity, whether the corporation is financially able to seize such opportunity, and whether the officer or director (the fiduciary) would be placed into a position that puts herself or himself in a position hostile to the duties owed to the corporation by taking the business opportunity.
However, once the corporation decides not to pursue a business opportunity, it is no longer a breach of the fiduciary duty of loyalty for an officer or director to take the opportunity. Section 122(17) of the Delaware General Corporation Law allows a corporation to:
renounce, in its certificate of incorporation or by action of its board of directors, any interest or expectancy of the corporation in, or in being offered an opportunity to participate in, specified business opportunities or specified classes or categories of business opportunities that are presented to the corporation or 1 or more of its officers, directors or stockholders.
Consistent therewith, Article XIII of the Company’s Certificate of Incorporation, among other things, waives, “[t]o the maximum extent allowed by law, the doctrine of corporate opportunity, or any other analogous doctrine.”
Proposed Amendment
Our Board believes that it is in the best interest of the Company and its stockholders to amend Article XIII of the Company’s Certificate of Incorporation to clarify the scope of the waiver of corporate opportunities. While the Board believes that Article XIII, as currently drafted, comports with Delaware law, the proposed amendment would clarify that it is not, and was never, the Company’s intent to waive a fiduciary’s duty of loyalty, and that such waiver applies to a defined set of business opportunities. The proposed amendment would more closely align with the text of applicable Delaware statutory law, as well as the intent expressed by the state legislature in passing such laws.
The proposed amendment would also allow the Company to moot the claims brought in a putative class action against the Company, its current directors, and one former director in the Court of Chancery of the State of Delaware in December of 2024, captioned Tucker v. NuScale Power Corporation, et al., C.A. No.
    NUSCALE POWER CORPORATION | 2025 PROXY STATEMENT – Page 46

2024-1272 (Del. Ch.) (the “Tucker Action”). The complaint in the Tucker Action alleges, among other things, that Article XIII of the Company’s Certificate of Incorporation is impermissibly broad because it is not sufficiently limited to specified business opportunities or specified classes or categories of business opportunities and impermissibly waives fiduciary duties of the Company’s officers and directors. The Company, its current directors, and former director deny any and all wrongdoing alleged in the Tucker Action. However, because the Tucker Action questioned the validity of Article XIII, and to avoid the cost and distraction of litigation, the Board determined that it was advisable and in the best interests of the Company and its stockholders to recommend amending Article XIII to moot the Tucker Lawsuit.
Accordingly, on March 17, 2025, our Board approved and recommended that the stockholders vote to approve the following amendment to Article XIII of the Certificate of Incorporation of NuScale (proposed changes as deleted and underlined):
ARTICLE XIII
CORPORATE OPPORTUNITY
Section 13.1      Corporate Opportunities. ~~To the maximum extent allowed by law, the doctrine of corporate opportunity, or any other analogous doctrine, shall not apply with respect to the Corporation or any of its officers or Directors, or any of their respective Affiliates, in circumstances where the application of any such doctrine would conflict with any fiduciary duties or contractual obligations they may have as of the date of this Certificate or in the future, and the Corporation renounces any expectancy that any of the Directors or officers of the Corporation will offer any such corporate opportunity of which he or she may become aware to the Corporation.~~ The Corporation renounces, to the maximum extent permitted by law, any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any “Included Opportunity.”  An “Included Opportunity” is any business opportunity relating to the research, development, manufacture, operation, production, or delivery of equipment, services, technologies, infrastructure, or projects related to energy resources, including, but not limited to, nuclear energy, that is presented to, offered to, acquired, created or developed by, or which otherwise comes into the possession of, any of the Corporation’s officers or Directors (the “Covered Persons”), unless such business opportunity is presented to, offered to, acquired, created or developed by, or which otherwise comes into the possession of such Covered Persons, expressly and solely in such Covered Person’s capacity as a Director or officer of the Corporation.
Section 13.2      Amendments. Neither the alteration, amendment, addition to or repeal of this Article XIII, nor the adoption of any provision of this Certificate (including any certificate of designation) inconsistent with this Article XIII, shall eliminate or reduce the effect of this Article XIII in respect of any business opportunity first identified or any other matter occurring, or any cause of action, suit or claim that, but for this Article XIII, would accrue or arise, prior to such alteration, amendment, addition, repeal or adoption.
    NUSCALE POWER CORPORATION | 2025 PROXY STATEMENT – Page 47

This Article XIII shall not limit any protections or defenses available to, or indemnification or advancement rights of, any Director or officer of the Corporation under this Certificate, the Bylaws or applicable law.
No Rights of Dissent or Appraisal
Under the Delaware General Corporation Law, stockholders are not entitled to rights of dissent or appraisal with respect to the proposed amendment to our Certificate of Incorporation regarding the waiver of corporate opportunities pursuant to this Proposal Four, and we will not independently provide our stockholders with any such right.
Vote Required
The affirmative vote of the holders of 66 2/3 percent of shares of the outstanding shares of Class A and Class B common stock entitled to vote at the Annual Meeting, where quorum is present, will be required for approval of this proposal. Accordingly, abstentions and broker non-votes will have the same legal effect as a vote “AGAINST” this proposal.
The Board recommends a vote “FOR” the amendment of the Company’s Certificate of Incorporation regarding the waiver of corporate opportunities.
    NUSCALE POWER CORPORATION | 2025 PROXY STATEMENT – Page 48

PROPOSAL 5: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of our Board has engaged Ernst & Young LLP (“EY”) as our independent registered public accounting firm for the fiscal year ending December 31, 2025. We are asking our stockholders to ratify the selection of EY as our independent registered public accounting firm. Although ratification is not required by our Bylaws or otherwise, we are submitting the selection of EY to our stockholders for ratification as a matter of good corporate practice and because we value our stockholders' views on our independent registered public accounting firm. If our stockholders do not ratify the selection, the Audit Committee will review its future selection of independent auditors. Even if our stockholders ratify the selection, our Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interest of NuScale and our stockholders. Representatives of EY are expected to be present at the Annual Meeting, and they will have the opportunity to make a statement if they so desire and to respond to appropriate questions.

The Board recommends a vote “FOR” the ratification of the appointment of EY as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

    NUSCALE POWER CORPORATION | 2025 PROXY STATEMENT – Page 49

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS
Independent registered public accounting firm fees
The following table presents fees for professional audit services and other services provided to NuScale by EY for the fiscal years ended December 31, 2023 and 2024.

Description	2023	2024
Audit Fees	$1,222,500	$1,440,000
Audit-Related Fees	$75,000	$78,000
Tax Fees	$102,550	$125,032
All other Fees	$2,000	$2,000
Totals:	$1,402,050	$1,645,032
Audit Fees. Audit fees relate to professional services rendered in connection with the annual audit, the review of our Quarterly Reports on Form 10-Q, and services performed in connection with other SEC filings, including review of registration statements, comfort letters, and consents.
Audit-Related Fees. Audit-related fees relate to professional services rendered for compliance audits and services for other compliance purposes.
Tax Fees. Tax fees include professional services rendered in connection with tax compliance and preparation of tax returns, as well as for tax consulting and planning services.
All Other Fees.    All other fees relate to professional services not included in the categories above.
Pre-Approval Policies. Except as permitted under federal law and SEC rules, all audit and non-audit services performed by EY, and all audit services performed by other independent registered public accounting firms, must be pre-approved by the Audit Committee. All projects reflected in the foregoing table were pre-approved by the Audit Committee. EY may not perform for us any prohibited services as defined by the Sarbanes-Oxley Act of 2002 including any bookkeeping or related services, information systems consulting, internal audit outsourcing, legal services and management or human resources functions. Non-audit services and fees are evaluated by the Audit Committee in assessing the auditor’s independence.
    NUSCALE POWER CORPORATION | 2025 PROXY STATEMENT – Page 50

AUDIT COMMITTEE REPORT

We hereby report that the Audit Committee has:
1.    Reviewed and discussed with management and EY, together and separately, NuScale’s audited consolidated financial statements contained in NuScale’s 2024 Annual Report on Form 10-K.
2.    Discussed with EY the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.
3.    Received from EY the written disclosures and the letter required by applicable requirements of the PCAOB regarding EY's communications with the Audit Committee concerning independence, and discussed with EY its independence and any relationships that may impact their objectivity and independence.
We also discussed and reviewed the results of the independent registered public accounting firm’s audit of NuScale’s financial statements, the quality and adequacy of NuScale’s internal control over financial reporting and issues relating to auditor independence. In addition, we discussed and reviewed the identification of critical audit matters with management and with EY throughout the year.
Based on our review and discussions with NuScale’s management and independent registered public accountants, we recommended to our Board that the audited financial statements be included in NuScale’s 2024 Annual Report on Form 10-K for filing with the SEC.
Submitted by:

Kent Kresa (Chair)
Shinji Fujino
Diana Walters
    NUSCALE POWER CORPORATION | 2025 PROXY STATEMENT – Page 51

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information regarding the beneficial ownership of Class A and Class B common stock as of March 24, 2025, by:
•each person known by us to beneficially own more than 5% of the outstanding shares of Class A and Class B common stock;
•each of our NEOs;
•each of our current directors and nominees; and
•all of our current directors and executive officers as a group.
Beneficial ownership of shares is determined according to the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Except as indicated by footnote, each person identified in the table below possesses sole voting and investment power with respect to all shares held by them. Shares of Class A common stock subject to options currently exercisable or exercisable within 60 days of March 24, 2025 and shares of Class A common stock subject to RSUs that vest or will vest within 60 days of March 24, 2025 are deemed outstanding for the purpose of calculating the percentage of outstanding shares of the person holding these securities, but are not deemed outstanding for the purpose of calculating the percentage of outstanding shares owned by any other person.
The percentages in the table below are based on 284,020,698 total voting shares comprised of 133,014,327 shares of Class A common stock and 151,006,371 shares of Class B common stock issued and outstanding as of March 24, 2025.
As of October 4, 2024, Fluor Enterprises, Inc. ceased to own or control a majority of the outstanding shares of the Company’s voting capital stock, and no person has subsequently acquired such majority ownership or control.
    NUSCALE POWER CORPORATION | 2025 PROXY STATEMENT – Page 52

Beneficial Ownership of Securities

	Shares Beneficially Owned
	Class A common stock		Class B common stock(1)		% of Total Voting Power
Directors and NEOs**	Number	%	Number	%
Alan L. Boeckmann (2)	61,734	*	0	*	*
James Breuer	0	*	0	*	*
Bum-Jin Chung (3)	33,958	*	0	*	*
Alvin C. Collins, III	0	*	0	*	*
Shinji Fujino (4)	28,709	*	0	*	*
John L. Hopkins(5)	1,216,395	*	0	*	*
Kent Kresa(6)	55,732	*	19,783	*	*
Diana Walters(7)	3,896	*	0	*	*
Kimberly O. Warnica(8)	41,449	*	0	*	*
Carl Fisher(9)	170,611	*	0	*	*
Ramsey Hamady(10)	118,526	*	0	*	*
José N. Reyes(11)	1,691,807	1.27%	0	*	*
Clayton Scott(12)	149,067	*	0	*	*
All directors and executive officers as a group (14 persons)	3,574,667	2.69%	19,783	*	*
	Shares Beneficially Owned
	Class A common stock		Class B common stock(1)		% of Total Voting Power
Greater Than Five Percent Holders	Number	%	Number	%
Fluor Enterprises, Inc.(13)	0	*	126,400,219	81.9%	45.3%
Japan NuScale Innovation, LLC (14)	0	*	19,285,070	12.5%	6.9%
All Greater Than Five Percent Holders (2 entities)	0		145,685,289
*    Denotes less than 1%.
**    Unless otherwise noted, the business address for each of the persons listed in the table is c/o NuScale Power Corporation, 1100 NE Circle Blvd., Suite 200, Corvallis, OR 97330.
(1)    Each share of Class B common stock represents the right to cast one vote and has no economic rights. Each holder of a share of Class B common stock holds one NuScale LLC Class B Unit which is exchangeable for one share of Class A common stock; upon such exchange, one share of Class B common stock is extinguished.
(2)    Includes an aggregate of (i) 60,836 share beneficially owned and (ii) 898 Restricted Stock Units that will vest as of or within 60 days after March 24, 2025.
(3)    Includes an aggregate of 33,958 share beneficially owned.
(4)    Includes an aggregate of 28,709 share beneficially owned.
(5)    Includes an aggregate of (i) 34,675 share beneficially owned, (ii) 1,132,701 shares issuable upon the exercise of Pre-Existing NuScale Options that are currently exercisable or will be within 60 days of March 24, 2025 and (iii) 49,019 Restricted Stock Units that will vest as of or within 60 days after March 24, 2025.
    NUSCALE POWER CORPORATION | 2025 PROXY STATEMENT – Page 53

(6)    Includes an aggregate of (i) 49,656 share beneficially owned, (ii) 6,076 Restricted Stock Units that will vest as of or within 60 days after March 24, 2025 and (iii) 19,783 shares of Class B common Stock which are paired interests.
(7)    Includes an aggregate of (i) 3,433 share beneficially owned and (ii) 463 Restricted Stock Units that will vest as of or within 60 days after March 24, 2025.
(8)    Includes an aggregate of (i) 40,551 share beneficially owned and (ii) 898 Restricted Stock Units that will vest as of or within 60 days after March 24, 2025.
(9)    Includes an aggregate of (i) 66,445 share beneficially owned and (ii) 104,166 shares issuable upon the exercise of Pre-Existing NuScale Options that are currently exercisable or will be within 60 days of March 24, 2025.
(10)    Includes an aggregate of (i) 29,985 share beneficially owned and (ii) 88,541 shares issuable upon the exercise of Pre-Existing NuScale Options that are currently exercisable or will be within 60 days of March 24, 2025.
(11)    Includes an aggregate of (i) 516,207 shares beneficially owned, (ii) 1,142,921 shares issuable upon the exercise of Pre-Existing NuScale Options that are currently exercisable or will be within 60 days of March 24, 2025 and (iii) 32,679 Restricted Stock Units that will vest as of or within 60 days after March 24, 2025.
(12)    Includes an aggregate of (i) 74,109 shares beneficially owned, (ii) 52,083 shares issuable upon the exercise of Pre-Existing NuScale Options that are currently exercisable or will be within 60 days of March 24, 2025 and (iii) 22,875 Restricted Stock Units that will vest as of or within 60 days after March 24, 2025.
(13)    Beneficial ownership as of May 2, 2022 as reported by Fluor Corporation on a Schedule 13D filed with the SEC on May 12, 2022, which includes 125,936,472 shares of Class B common stock held in the name of Fluor Enterprises Inc. and 463,747 shares of Class B common stock held in the name of NuScale Holdings Corp. Fluor Enterprises Inc. is the majority owner of NuScale Holdings Corp. and therefore has voting and dispositive power with respect to all shares owned by NuScale Holdings Corp. Fluor Corporation owns all of Fluor Enterprises Inc. and therefore has voting and dispositive power with respect to all shares owned by Fluor Enterprises Inc. and NuScale Holdings Corp. The business address of Fluor Corporation and Fluor Enterprises, Inc. is 6700 Las Colinas Blvd., Irving, Texas 75039. The business address for NuScale Holdings Corp. is 1100 NE Circle Blvd., Suite 200, Corvallis, OR 97330.
(14)    Beneficial ownership as of November 25, 2024 as reported by Japan NuScale Innovation, LLC (“JNI”) on Amendment No. 2 to Schedule 13D filed with the SEC on November 27, 2024, which includes 19,285,070 shares of Class B common stock held in the name of JNI (the “JNI Class B Shares”). Japan Bank for International Cooperation (“JBIC”), JGC America, Inc. (“JGC America”), IHI Americas Inc. (“IHI America”), and Chubu Global Investment Americas Inc. (“Chubu Americas”) collectively own 100% of the equity interests in JNI and consequently each may be deemed to indirectly possess shared voting power over, and therefore beneficially own, the JNI Class B Shares. JGC Holdings Corporation (“JGC”) is the sole shareholder of JGC America and consequently may be deemed to indirectly possess shared voting power over, and therefore beneficially own, the JNI Class B Shares. IHI Corporation (“IHI”) is the sole shareholder of IHI America and consequently may be deemed to indirectly possess shared voting power over, and therefore beneficially own, the JNI Class B Shares. Chubu Electric Power Co., Inc. (“Chubu”) is the sole shareholder of Chubu Americas and consequently may be deemed to indirectly possess shared voting power over, and therefore beneficially own, the JNI Class B Shares. The business address of JNI and JGC America is 3151 Briarpark Drive, Suite 400, Houston, Texas 77042. The business address of JBIC is 4-1, Ohtemachi 1-Chome, Chiyoda-Ku, Tokyo 100-8144, Japan. The business address of JGC is 2 Chome-3-1 Minatomirai, Nishi Ward, Yokohama, Kanagawa 220-6001, Japan. The business address of IHI is Toyosu IHI Building, 1-1, Toyosu 3-chome, Koto-ku, Tokyo 135-8710, Japan. The business address of IHI America is 1251 Avenue of the Americas, Suite 750, New York, New York 10020. The business address of Chubu is 1, Higashi-shincho, Higashi-ku, Nagoya, Aichi 461-8680, Japan. The business address of Chubu Americas is c/o Chubu Electric Power Co., Inc., 1, Higashi-shincho, Higashi-ku, Nagoya, Aichi 461-8680, Japan.
    NUSCALE POWER CORPORATION | 2025 PROXY STATEMENT – Page 54

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of Class A common stock to file with the SEC reports regarding their ownership and changes in ownership of our securities. In addition to requiring prompt disclosure of open-market purchases or sales of Company shares, Section 16(a) applies to technical situations. NuScale maintains and regularly reviews procedures to assist NuScale in identifying reportable transactions and assists our directors and executive officers in preparing reports regarding their ownership and changes in ownership of our securities and filing those reports with the SEC on their behalf. Based solely upon a review of filings with the SEC, a review of Company records and written representations by our directors and executive officers, NuScale believes that all Section 16(a) filing requirements were complied with for 2024, with the following exceptions: On behalf of Alan L. Boeckmann and Kent Kresa, NuScale filed two late Form 4s regarding reportable transactions that occurred on December 31, 2024.
ADDITIONAL INFORMATION

If you have questions about the Annual Meeting, or if you need to obtain copies of the enclosed proxy statement, proxy card or other documents incorporated by reference in the proxy statement, you may contact NuScale’s proxy solicitor listed below. You will not be charged for any of the documents you request.
Broadridge Financial Solutions, Inc.
One Park Avenue, 12th Floor
New York, NY 10016
Stockholders may call toll free: (800) 322-2885
Banks and Brokers may call collect: (212) 929-5500
To receive timely delivery of the documents in advance of the Annual Meeting to be held on May 23, 2025, you must request the information no later than five business days prior to the date of the Annual Meeting, by May 16, 2025.
You should rely only on information contained in or incorporated by reference into this document. No one has been authorized to provide you with information that is different from the information contained in or incorporated by reference into this document. This document is dated April 9, 2025. You should not assume that the information contained in, or incorporated by reference into, this document is accurate as of any date other than that date.
    NUSCALE POWER CORPORATION | 2025 PROXY STATEMENT – Page 55

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why am I receiving these materials?
The Board is making these proxy materials available to you on the Internet or, upon your request, by delivering printed versions of these materials to you by mail, in connection with the solicitation of proxies for use at our 2025 Annual Meeting of Stockholders (the "Annual Meeting"), or at any adjournment or postponement of the Annual Meeting. The Annual Meeting will occur on May 23, 2025, at 2:00 p.m. Pacific Time at www.virtualshareholdermeeting.com/SMR2025.
What is “householding” and how does it affect me?
NuScale has adopted the “householding” procedure approved by the SEC, which allows us to deliver one set of documents to a household of stockholders instead of delivering a set to each stockholder in a household, unless we have been instructed otherwise. This procedure is more environmentally friendly and cost-effective because it reduces the number of copies to be printed and mailed. Stockholders who receive proxy materials in paper form will continue to receive separate proxy cards to vote their shares. If you would like to change your householding election, request that a single copy of the proxy materials be sent to your address, or request a separate copy of the proxy materials, please contact Broadridge Financial Solutions, Inc., by calling (800) 322-2885 or by writing to Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717. We will promptly deliver the proxy materials to you upon receipt of your request. If you hold your shares in street name, please contact your bank, broker, or other record holder to request information about householding.
What is included in these materials?
These materials include this proxy statement for the Annual Meeting and our Annual Report to Stockholders, which includes our 2024 Annual Report on Form 10-K. We are first making these materials available to you on the Internet on or about April 9, 2025.
What is the purpose of the Annual Meeting?
For stockholders to vote on the following proposals:
1.Elect eight directors to serve until the next annual meeting or until a successor is duly elected and qualified or until his or her earlier death, resignation or removal;
2.Hold a non-binding advisory vote to approve executive compensation;
3.Hold a non-binding advisory vote to approve the frequency of future non-binding advisory votes to approve executive compensation;
4.Consider and act upon a proposal to amend the Company’s Certificate of Incorporation regarding the waiver of corporate opportunities;
5.Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025; and
    NUSCALE POWER CORPORATION | 2025 PROXY STATEMENT – Page 56

6.Transact any other business as may properly come before the meeting or any adjournment or postponement thereof.
How does the Board of Directors recommend I vote on these proposals?
The Board recommends that you vote:
•"FOR" the election of eight directors: Alan L. Boeckmann, Bum-Jin Chung, Alvin C. Collins, III, Shinji Fujino, John L. Hopkins, Kent Kresa, Diana Walters, and Kimberly O. Warnica;
•“FOR” the approval of a non-binding advisory vote to approve executive compensation;
•“FOR” the option of every one year as the preferred frequency of a non-binding advisory vote to approve the frequency of future non-binding advisory votes to approve executive compensation;
•“FOR” the amendment of the Certificate of Incorporation regarding the waiver of corporate opportunities; and
•"FOR" the ratification of the appointment of EY as our independent registered public accounting firm for the fiscal year ending December 31, 2025.
Who is entitled to vote at the Annual Meeting?
Holders of our common stock as of the close of business on March 24, 2025, the record date, may vote at the Annual Meeting. As of the record date, there were 133,014,327 shares of Class A common stock and 151,006,371 shares of Class B common stock outstanding. Each share of Class A common stock and each share of Class B common stock is entitled to one vote. Holders of Class A common stock and Class B common stock will vote as a single class on all matters described in this proxy statement.
What is the difference between holding shares as a stockholder of record and as a beneficial owner?
If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered the stockholder of record with respect to those shares, and the Notice of Internet Availability of Proxy Materials was sent directly to you by us. As a stockholder of record, you may vote your shares at the Annual Meeting or by proxy as described below.
If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the "beneficial owner" of shares held in street name. The Notice and, upon your request, the proxy materials were forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker or other nominee on how to vote your shares by following their instructions for voting.
How can I vote my shares?
If you are a stockholder of record, you may vote:
•Via the Internet. You may vote by proxy via the Internet by following the instructions found on the proxy card.
    NUSCALE POWER CORPORATION | 2025 PROXY STATEMENT – Page 57

•By Telephone. You may vote by proxy by calling the toll-free number found on the proxy card.
•By Mail. You may vote by proxy by filling out the proxy card and returning it in the envelope provided.
•Internet and telephone voting will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on Thursday May 22, 2025.
If you are a beneficial owner of shares held in street name, you should have received from your bank, broker or other nominee instructions on how to vote or instruct the broker to vote your shares, which are generally contained in a "voting instruction form" sent by the broker, bank or other nominee. Please follow their instructions carefully. Beneficial owners generally may vote:
•Via the Internet. You may vote by proxy via the Internet by following the instructions on the voting instruction form provided to you by your broker, bank or other nominee.
•By Telephone. You may vote by proxy by calling the toll-free number found on the voting instruction form provided to you by your broker, bank or other nominee.
•By Mail. You may vote by proxy by filling out the voting instruction form and returning it in the envelope provided to you by your broker, bank or other nominee.
If you received more than one Notice of Internet Availability of Proxy Materials or proxy card, then you hold shares of NuScale common stock in more than one account. You should vote via the Internet, by telephone, by mail or at the Annual Meeting for all shares held in each of your accounts.
If I submit a proxy, how will it be voted?
When proxies are properly signed, dated and returned, the shares represented by the proxies will be voted in accordance with the instructions of the stockholder. If no specific instructions are given, you give authority to your proxy holder to vote the shares in accordance with the recommendations of our Board as described above. If any director nominee is not able to serve, proxies will be voted in favor of the other nominee and may be voted for a substitute nominee, unless our Board chooses to reduce the number of directors serving on our Board. If any matters not described in this proxy statement are properly presented at the Annual Meeting, then the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have revoked your proxy.
Can I change my vote or revoke my proxy?
Yes. If you are a stockholder of record, you can change your vote or revoke your proxy before it is exercised by:
•Written notice to our Corporate Secretary; or
•Timely delivery of a valid, later-dated proxy or a later-dated vote by telephone or on the Internet.
    NUSCALE POWER CORPORATION | 2025 PROXY STATEMENT – Page 58

If you are a beneficial owner of shares held in street name, you should follow the instructions of your bank, broker or other nominee to change or revoke your voting instructions. You may also vote at the Annual Meeting if you obtain a legal proxy as described above.
Can I attend the Annual Meeting in-person?
No, the Annual Meeting will be held virtually on the Internet. There will not be an in-person meeting.
Can I submit questions in connection with the Annual Meeting?
Yes. Stockholders are encouraged to submit questions in advance of the Annual Meeting by visiting www.proxyvote.com before 11:59 p.m. Eastern Time on Wednesday, May 21, 2025 and entering their 16-digit “Control Number,” as well as during the Annual Meeting at www.proxyvote.com. During the Annual Meeting, we will answer as many stockholder-submitted questions related to the business of the Annual Meeting as time permits.
What constitutes a quorum at the Annual Meeting?
The presence, at the virtual meeting or by proxy, of the holders of a majority in voting power of the shares of our common stock issued and outstanding and entitled to vote at the Annual Meeting must be present or represented to conduct business at the Annual Meeting. You will be considered part of the quorum if you return a signed and dated proxy card, or if you vote by telephone or Internet.
Abstentions and withhold votes are counted as "shares present" at the Annual Meeting for purposes of determining whether a quorum exists. Proxies submitted by banks, brokers or other holders of record holding shares for you as a beneficial owner that do not indicate a vote for some of or all the proposals because that holder does not have voting authority and has not received voting instructions from you (so-called "broker non-votes") are also considered "shares present" for purposes of determining whether a quorum exists. If you are a beneficial owner, these holders are permitted to vote your shares on the ratification of the appointment of our independent registered public accounting firm, even if they do not receive voting instructions from you.
What is the impact of abstentions, withhold votes and broker non-votes?
Abstentions, withhold votes and broker non-votes are considered "shares present" for the purpose of determining whether a quorum exists, but will not affect the outcome of the vote on the election of directors, the “say on pay” proposal, the “say on frequency” proposal or on the ratification of the appointment of our independent registered public accounting firm. Abstention, withhold votes and broker non-votes will have the effect of a “no” vote with respect to the proposal to amend our Certificate of Incorporation regarding the waiver of corporate opportunities. Under NYSE Rule 452, without voting instructions from beneficial owners, brokers will have discretion to vote on the ratification of the appointment of the independent registered public accounting firm but not on the election of directors. Therefore, for your voice to be heard, it is important that you vote.
    NUSCALE POWER CORPORATION | 2025 PROXY STATEMENT – Page 59

What is the voting requirement to approve each of the proposals?
Provided that there is a quorum, the voting requirements are as follows:

Proposals	Vote Required	Broker Discretionary Voting Allowed?
Election of Directors	Plurality of votes cast	No
Non-binding advisory vote to approve executive compensation	N/A	No
Non-binding advisory vote to approve the frequency of future non-binding advisory votes to approve executive compensation	N/A	No
Amend the Company’s Certificate of Incorporation regarding the waiver of corporate opportunities	66 2/3% of outstanding Class A and Class B common stock	No
Ratification of Appointment of Independent Registered Public Accounting Firm	Majority of votes cast	Yes
Who pays for the cost of this proxy solicitation?
We pay all the costs of preparing, mailing and soliciting the proxies. We ask brokers, banks, voting trustees and other nominees and fiduciaries to forward the proxy materials to the beneficial owners of our common stock and to obtain the authority to execute proxies. We reimburse them for their reasonable expenses upon request. In addition to mailing proxy materials, our directors, officers and employees may solicit proxies in person, by telephone or otherwise. These individuals will not be specially compensated.
Where can I find the voting results of the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting. We also will disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting.
Why did I receive a Notice of Internet Availability of Proxy Materials rather than a full set of proxy materials?
In accordance with the SEC rules, we have elected to furnish our proxy materials, including this proxy statement and the Annual Report, primarily via the Internet rather than by mailing the materials to stockholders. The Notice of Internet Availability of Proxy Materials provides instructions on how to access our proxy materials on the Internet, how to vote, and how to request printed copies of the proxy materials. Stockholders may request to receive future proxy materials in printed form by following the instructions
    NUSCALE POWER CORPORATION | 2025 PROXY STATEMENT – Page 60

contained in the Notice of Internet Availability of Proxy Materials. We encourage stockholders to take advantage of the proxy materials on the Internet to reduce the costs and environmental impact of our Annual Meeting.
How can I obtain NuScale's Form 10-K and other financial information?
Stockholders can access our 2024 Annual Report, which includes our Form 10-K, and other financial information, on our website at www.nuscalepower.com under the caption "Investors." Alternatively, stockholders can request a paper copy of the Annual Report by writing to: NuScale Power Corporation, 1100 NE Circle Blvd., Suite 200, Corvallis, OR 97330, Attention: Corporate Secretary.
    NUSCALE POWER CORPORATION | 2025 PROXY STATEMENT – Page 61

2026 ANNUAL MEETING OF STOCKHOLDERS

Stockholder proposals for consideration at an annual meeting of stockholders must be in writing and must be delivered to: NuScale Power Corporation, 1100 NE Circle Blvd., Suite 200, Corvallis, OR 97330, Attention: Corporate Secretary. We recommend that stockholders submitting proposals or nominations use certified mail, return receipt requested, in order to provide proof of timely receipt.
Requirements for Stockholder Proposals to be Considered for Inclusion in the Company’s Proxy Statement
For a stockholder proposal to be considered for inclusion in our proxy statement and form of proxy related to our 2026 annual meeting of stockholders, the proposal must comply with Rule 14a-8 under the Exchange Act and must be received by the Company no later than December 10, 2025 (120 days before the anniversary of the date this proxy statement was released to stockholders).
Requirements for Other Stockholder Proposals and Director Nominations
Under the Company’s Bylaws, stockholders may nominate a director or bring other business before an annual meeting if written notice containing the information required by the Company’s Bylaws is delivered to the Company no earlier than January 23, 2026, and no later than February 22, 2026 (between 120 days and 90 days before the first anniversary of the preceding year’s annual meeting); provided that if the date of the annual meeting is more than 30 days before or more than 30 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the date on which public announcement of the date of such meeting is first made by the Company.

DOCUMENTS INCORPORATED BY REFERENCE

The portions of our 2024 Annual Report on Form 10-K under the headings “Management's Discussion and Analysis of Financial Condition and Results of Operations”, “Quantitative and Qualitative Disclosures About Market Risk”, and “Financial Statements and Supplementary Data” are incorporated by reference.
    NUSCALE POWER CORPORATION | 2025 PROXY STATEMENT – Page 62

APPENDIX A

NON-GAAP FINANCIAL MEASURES

As discussed in this proxy statement, in 2024 we established certain NuScale Professional Incentive Compensation Plan goals for management, including one related to Cash Revenues with a performance target of Non-GAAP Cash Revenue plus Sponsored Cost Share (USTDA, DOE, etc.) and one related to Operational Cash Flow with a performance target of Non-GAAP Revenue less Non-GAAP Cash Expenses.
NuScale management uses these non-GAAP financial measures internally to understand, manage and evaluate the business and establish its operational goals, review its operations on a period-to-period basis, for compensation evaluations, to measure performance, and for budgeting and resource allocation. These non-GAAP measures, when reviewed together with the GAAP financial information, provide additional transparency and information for comparison and analysis of operating performance and trends. These non-GAAP measures exclude certain items to facilitate management’s review of the comparability of our operating results on a period-to-period basis. Since the Company’s non-GAAP financial measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures used by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures and should be read only in conjunction with the Company’s consolidated financial results as presented in accordance with GAAP.

NUSCALE POWER CORPORATION
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL INFORMATION
(unaudited, in millions)

Reconciliation of GAAP Revenue to Non-GAAP Cash Revenue	Twelve Months Ended December 31, 2024
GAAP Revenue	$37.0
GAAP Sponsored Cost Share	6.9
Accounts and Other Receivables net change	(11.0)
Deferred Revenue net change	0.1
Increase in Allowance for Doubtful Accounts	1.0
Non-GAAP Cash Revenue	$34.0

    NUSCALE POWER CORPORATION | 2025 PROXY STATEMENT – Page 63

Reconciliation of GAAP Expenses to Non-GAAP Cash Expenses	Twelve Months Ended December 31, 2024
GAAP Cost of Sales	$4.9
GAAP R&D Expenses	46.8
GAAP G&A Expenses	75.9
GAAP Other Expenses	48.2
Accounts Payable & Accrued Expenses net change	(3.0)
Accrued Compensation net change	1.2
Prepaid Expenses net change	(15.7)
Non-cash Other Assets moved to Cost of Sales	3.5
Non-cash Expenses impacting GAAP Expenses (equity-based compensation, depreciation, bad debt expense, etc.)	(16.4)
Non-GAAP Cash Expenses	$145.4
    NUSCALE POWER CORPORATION | 2025 PROXY STATEMENT – Page 64

PRELIMINARY PROXY CARD, SUBJECT TO COMPLETION

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SMR2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V63256-P26588 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NUSCALE POWER CORPORATION

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

1) Alan L. Boeckmann
2) Bum-Jin Chung
3) Alvin C. Collins, III
4) Shinji Fujino
5) John L. Hopkins
6) Kent Kresa
7) Diana J. Walters
8) Kimberly O. Warnica

The Board of Directors recommends you vote FOR proposal 2.

	For	Against	Abstain
2. An advisory vote to approve the Company's executive compensation.	☐	☐	☐

The Board of Directors recommends you vote "1 Year" on proposal 3.

	1 Year	2 Years	3 Years	Abstain
3. An advisory vote to approve frequency of future advisory votes on the Company's executive compensation.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR proposal 4.

	For	Against	Abstain
4. The amendment of the Company's Certificate of Incorporation regarding the waiver of corporate opportunities.	☐	☐	☐

The Board of Directors recommends you vote FOR proposal 5.

	For	Against	Abstain
5. The ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2025.	☐	☐	☐

NOTE: I also authorize my proxies to vote in their discretion with respect to such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

PRELIMINARY PROXY CARD, SUBJECT TO COMPLETION

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

V63257-P26588

NUSCALE POWER CORPORATION
Annual Meeting of Stockholders
May 23, 2025 at 2:00 p.m., Pacific Time
This proxy is solicited by the Board of Directors of NuScale Power Corporation

The undersigned hereby appoints John L. Hopkins and R. Ramsey Hamady, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of NuScale Power Corporation common stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of NuScale Power Corporation to be held Friday, May 23, 2025 at 2:00 p.m., Pacific Time, virtually at www.virtualshareholdermeeting.com/SMR2025 or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no such direction is made but the card is signed, this proxy will be voted FOR the election of all nominees under Proposal 1, FOR the advisory resolution to approve the Company's executive compensation under Proposal 2, FOR the 1-YEAR approval frequency of future advisory votes on the Company's executive compensation under Proposal 3, FOR the amendment of the Company's Certificate of Incorporation regarding the waiver of corporate opportunities under Proposal 4, and FOR the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2025 under Proposal 5. With respect to such other business as may properly come before the meeting, the named proxies will vote on those matters in their discretion.

Continued and to be signed on reverse side